           As filed with the Securities and Exchange Commission on April 6, 2006
                               Investment Company Act Registration No. 811-06170


--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM N-1A



         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940     [X]


                                Amendment No. 27                             [X]

                        (Check appropriate box or boxes)

                              LEBENTHAL FUNDS, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                  120 Broadway
                            New York, New York 10271
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, including Area Code: (800) 594-7078


        ALICE A. PELLEGRINO                Copy to: DAVID C. PHELAN, ESQ.
        Lebenthal Funds, Inc.                       Wilmer Cutler Pickering
        120 Broadway                                Hale and Dorr LLP
        New York, New York 10271                    60 State Street
                                                    Boston, MA 02109


                     (Name and Address of Agent for Service)

================================================================================
              LEBENTHAL FUNDS, INC.      120 BROADWAY, NEW YORK,
                                                        NY 10271
                                                  (800) 594-7078

================================================================================


PROSPECTUS

April 6, 2006


                               TABLE OF CONTENTS
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
                    Investment Objectives, Principal
                      Investment Strategies and
                      Related Risks.....................  2
                    Management, Organization and Capital
                      Structure.........................  6
                    Shareholder Information.............  7
                    Distribution Arrangements........... 15



Lebenthal New York
Municipal Bond Fund -
   Class A and Class B Shares

Lebenthal New Jersey
Municipal Bond Fund

Lebenthal Taxable
Municipal Bond Fund
--------------------------------------------------------------------------------

The Securities and Exchange Commission has not approved or disapproved the shares described in this prospectus or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS
--------------------------------------------------------------------------------


At a meeting held on November 29, 2005, the Board of Directors of Lebenthal Funds, Inc. (the "Fund") appointed Fund Asset Management, L.P. (the "Manager"), a subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), to act as the investment adviser to the Lebenthal New York Municipal Bond Fund (the "New York Portfolio"), the Lebenthal New Jersey Municipal Bond Fund (the "New Jersey Portfolio") and the Lebenthal Taxable Municipal Bond Fund (the "Taxable Portfolio") (each, a "Portfolio" and collectively, the "Portfolios") and FAM Distributors, Inc. (the "Distributor"), another subsidiary of ML & Co., to act as the principal underwriter of each Portfolio. Such appointments were effective upon the closing of the sale of The Advest Group, Inc. ("Advest") to ML & Co. by AXA Financial, Inc. on December 2, 2005. Prior to these appointments, Boston Advisors, Inc., through its Lebenthal Asset Management division, had served as the investment adviser to the Portfolios. Boston Advisors, Inc. was a subsidiary of Advest. The interim management contracts between the Manager and the Fund in respect of each Portfolio (the "Management Contracts") were approved by shareholders at a special meeting on March 10, 2006. Shareholders also approved at the March 10, 2006 special meeting proposals to combine the New York and New Jersey Portfolios with other mutual funds with similar investment objectives that are managed by the Manager or one of its affiliates. Accordingly, the New York Portfolio will be reorganized into the Merrill Lynch New York Municipal Bond Fund, a series of Merrill Lynch Multi-State Municipal Series Trust, and the New Jersey Portfolio will be reorganized into the Merrill Lynch New Jersey Municipal Bond Fund, a series of Merrill Lynch Multi-State Municipal Series Trust. These reorganizations (the "Reorganizations") are expected to be consummated on or around April 28, 2006.

At a meeting held on January 12, 2006, the Board of Directors of the Fund considered and approved the liquidation of the Taxable Portfolio as being in the best interest of its shareholders and adopted a Plan of Liquidation in accordance therewith. The liquidation of the Taxable Portfolio is expected to be consummated on or around April 7, 2006.


The investment objective for each Portfolio may not be changed unless approved by the holders of a majority of the outstanding shares of the Portfolio. There can be no assurance that the Portfolios' investment objectives will be achieved.

The New York and the New Jersey Portfolios.
The New York and the New Jersey Portfolios are non-diversified municipal bond funds whose investment objective is to maximize income exempt from regular federal income tax and from New York State and New York City personal income taxes and New Jersey gross income tax, respectively, to the extent consistent with the preservation of capital, with consideration given to opportunities for capital gain.


As non-diversified investment companies, the New York Portfolio and the New Jersey Portfolio are not subject to any restriction under the Investment Company Act of 1940, as amended (the "1940 Act") with respect to investing their assets in one issuer or relatively few issuers. Nevertheless, in order to qualify as regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), at the close of each quarter of a Portfolio's taxable year, each Portfolio must have at least 50% of the value of its assets represented by cash and cash items, U.S. government securities, regulated investment company securities and other securities limited in respect of any one issuer to not more than 5% of the value of the assets of such Portfolio and to not more than 10% of the outstanding voting securities of such issuer. In addition, at the close of each quarter of a Portfolio's taxable year, not more than 25% of the value of such Portfolio's total assets may be invested in securities of one issuer other than U.S. government securities and securities of other regulated investment companies, in securities of two or more issuers which the Portfolio controls and which are engaged in the same, similar or related trades or businesses or in securities of one or more publicly traded partnerships.


The New York and the New Jersey Portfolios invest primarily in long-term, investment grade, tax-exempt Municipal Bonds issued by or on behalf of the states of New York and New Jersey, respectively, and other states, Puerto Rico and other U.S. territories and possessions of the United States, and their authorities, agencies, instrumentalities and political subdivisions. The New York Portfolio will attempt to invest 100%, and as a matter of fundamental policy will invest at least 80%, of the value of its net assets, plus the amount of any borrowings for investment purposes, in Municipal Bonds the income from which is exempt from regular federal income tax and New York State and City personal income taxes. The New Jersey Portfolio will attempt to invest 100%, and as a matter of fundamental policy will invest at least 80%, of the value of its net assets, plus the amount of any borrowings for investment purposes, in Municipal Bonds the income from which is exempt from regular federal income tax and New Jersey gross income tax. The Portfolios will rely upon bond counsel to the issuer at the date of issuance to determine whether a Municipal Bond is considered tax-exempt.

The Portfolios reserve the right to invest up to 20% of their net assets in (i) municipal obligations that are exempt from regular federal income tax but that are subject to (a) New York State and City personal income taxes with respect to the New York Portfolio and (b) New Jersey gross income tax with respect to the New Jersey Portfolio and (ii) other taxable obligations.

Both the New York and the New Jersey Portfolios may purchase, without limit, securities whose interest income may be subject to the federal alternative minimum tax.


Municipal Obligations refer to various types of debt, including municipal bonds and notes. Municipal debt is generally incurred when a local governmental entity or authority needs money for a public purpose. It generally represents the obligation of the borrower to repay a fixed sum of money on a definite future date at a fixed or variable rate of interest. Such interest is not subject to regular federal income tax and free, in most states where issued, from state and local taxes in that state. See "Taxation of the Portfolios" in the Statement of Additional Information ("SAI") for


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                                      -2-

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more information regarding the types of Municipal Obligations in which the
Portfolios may invest.

The New York and the New Jersey Portfolios may purchase Municipal Bonds consisting of general obligation bonds, revenue bonds and private activity bonds (also known as industrial revenue bonds). A general discussion of these types of bonds is set forth in "Municipal Obligations" in the SAI.


The New York and the New Jersey Portfolios will invest primarily in tax-exempt bonds that on the date of investment are investment grade. Investment grade means that the securities fall within the four highest credit ratings of nationally recognized rating agencies as set forth below. A Portfolio will not necessarily dispose of a security that falls below investment grade if the Manager determines that retention of the security is consistent with the Portfolio's investment objective. The New York and the New Jersey Portfolios may invest in tax-exempt securities that are not rated but determined by the Manager to be of comparable credit quality. Securities rated in the lower investment grade categories and securities rated below investment grade may have speculative characteristics and involve greater risk than higher grade securities. These types of securities may be more sensitive to economic changes and to changes in the financial condition of issuers.


                                                      Variable &
                                                      Floating
                                           Commercial Demand
                               Bonds Notes Paper      Notes
               -------------------------------------------------
               Moody's         Aaa   MIG-1 P-1        VMIG-1
               Investors       Aa    MIG-2 P-2        VMIG-2
               Service         A     MIG-3 P-3        VMIG-3
                               Baa   MIG-4            VMIG-4

               Standard &      AAA   SP-1  A-1        SP-1
               Poor's          AA    SP-2  A-2        SP-2
               Rating          A     SP-3  A-3        SP-3
               Service, a      BBB   SP-4  B          SP-4
               division of
               The McGraw-Hill
               Companies, Inc.

               Fitch Ratings   AAA   F-1   F-1        F-1
                               AA    F-2   F-2        F-2
                               A     F-3   F-3        F-3
                               BBB

--------------------------------------------------------------------------------

The New York and the New Jersey Portfolios may invest in participation interests purchased from banks in variable rate tax-exempt securities owned by banks. Participation interests are frequently backed by an irrevocable letter of credit or guarantee of a bank that the Manager has determined meets the prescribed quality standards for the Portfolios. The Manager will monitor the pricing, quality and liquidity of the variable rate demand instruments held by each Portfolio, including the securities supported by bank letters of credit or guarantees, on the basis of published financial information, reports of rating agencies and other analytical services to which the Manager may subscribe. Participation interests will be purchased only if, in the opinion of counsel, interest income on such interests will be tax-exempt when distributed as dividends to shareholders. For further information, see "Description of the Fund and its Investments and Risks" in the SAI.

During adverse market conditions or in other appropriate circumstances, as determined by the Manager, the New York and the New Jersey Portfolios may invest up to 100% of the value of their net assets on a temporary basis in securities, the interest on which is exempt from regular federal income tax, but not New York State and City personal income taxes and New Jersey gross income tax, respectively. The Manager may also decide to invest in taxable fixed-income securities, the interest on which is subject to regular federal, state and local income tax. The result of employing this type of temporary defensive strategy is that the New York and the New Jersey Portfolios may not achieve their investment objectives.

Investments in taxable securities will be substantially in (i) securities issued or guaranteed by the United States government (such as bills, notes and bonds), its agencies, instrumentalities or authorities, (ii) highly rated corporate debt securities (rated AA or better by S&P or Fitch, or Aa3 or better by Moody's), (iii) prime commercial paper (rated A-1 by S&P, P-1 by Moody's or F-1 by Fitch), and (iv) certificates of deposit of the 100 largest domestic banks (in terms of assets) that are subject to regulatory supervision by the United States government or state

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                                      -3-

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governments and the 50 largest foreign banks (in terms of assets) with branches or agencies in the United States. Investments in foreign certificates of deposit and foreign branches of United States banks may involve certain risks, including different regulation, use of different accounting procedures, political or other economic developments, exchange controls, or possible seizure or nationalization of foreign deposits.

The Taxable Portfolio.
The Taxable Portfolio is a diversified municipal bond fund whose investment objective is to maximize income to the extent consistent with the preservation of capital, with consideration given to opportunities for capital gain. The classification to be diversified is a fundamental policy and may be changed only with the approval of the majority of holders of the Taxable Portfolio's outstanding shares.

As a diversified investment company, 75% of the assets of the Taxable Portfolio are subject to the following limitations: (i) no more than 5% of its total assets may be invested in the securities of any one issuer, except obligations of the United States government and its agencies and instrumentalities and (ii) the Taxable Portfolio may not own more than 10% of the outstanding voting securities of any one issuer.

The Taxable Portfolio's assets will be invested primarily in taxable long-term investment grade bonds issued by or on behalf of states and municipal governments, other U.S. territories and possessions of the United States, and their authorities, agencies, instrumentalities and political subdivisions ("Taxable Municipal Bonds"). The average maturity of the Taxable Municipal Bonds in which the Taxable Portfolio invests is currently expected to be over 10 years.

The Taxable Portfolio will attempt to invest 100%, and as a matter of fundamental policy will invest at least 80%, of the value of its net assets, plus the amount of any borrowings for investment purposes, in Taxable Municipal Bonds. The interest on the Taxable Municipal Bonds is includible in gross income for federal income tax purposes and may be subject to personal income taxes imposed by any state of the United States or any political subdivision thereof, or by the District of Columbia.

The Taxable Portfolio will invest primarily in bonds which on the date of investment are within the four highest credit ratings of nationally recognized rating agencies as set forth above. The Portfolio will not necessarily dispose of a security that falls below investment grade if the Manager determines that retention of the security is consistent with the Portfolio's investment objective. The Taxable Portfolio may invest in securities that are not rated but determined by the Manager to be of comparable credit quality. Securities rated in the lower investment grade categories and securities rated below investment grade may have speculative characteristics and involve greater risk than higher grade securities. These types of securities may be more sensitive to economic changes and to changes in the financial condition of issuers.

During adverse market conditions or in other appropriate circumstances, as determined by the Manager, the Taxable Portfolio may assume a temporary defensive position in which it may invest up to 100% of the value of its net assets on a temporary basis in (i) securities issued or guaranteed by the United States Government (such as bills, notes and bonds), its agencies, instrumentalities or authorities, (ii) tax-exempt securities, (iii) highly rated corporate debt securities (rated AA or better by S&P, or Aa3 or better by Moody's), (iv) prime commercial paper (rated A-1 by S&P, P-1 by Moody's or F-1 by Fitch), and (v) certificates of deposit of the 100 largest domestic banks (in terms of assets) that are subject to regulatory supervision by the U.S. Government or state governments, or the 50 largest foreign banks (in terms of assets) with branches or agencies in the United States. Investments in certificates of deposit of foreign banks and foreign branches of U.S. banks may involve certain risks, including different regulation, use of different accounting procedures, political or other economic developments, exchange controls, or possible seizure or nationalization of foreign deposits. The

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                                      -4-

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result of employing this type of temporary defensive strategy is that the
Taxable Portfolio may not achieve its investment objective.


Portfolios--Generally.
Each Portfolio may purchase securities on a when-issued or delayed-delivery basis. Delivery of and payment for these securities may occur a month or more after the date of the purchase commitment. These securities are subject to market fluctuation during this period and no interest accrues to the Portfolio until settlement. Each Portfolio maintains a separate account with the custodian, with a segregated portfolio of liquid, high grade debt securities in an amount at least equal to these commitments. For further information, see the SAI. A description of the Portfolios' policies and procedures with respect to the disclosure of portfolio securities is also available in the SAI.


The Manager determines when to make purchases and sales for each Portfolio based on the Manager's opinion on whether these actions are necessary to meet each Portfolio's objective. The Manager considers the following factors when buying and selling securities for the Portfolios: (i) availability of cash,
(ii) redemption requests, (iii) yield management, (iv) credit management and
(v) duration.

Portfolio turnover may involve the payment by the Portfolios of dealer spreads or underwriting commissions and other transaction costs on the sale of securities, as well as on the reinvestment of the proceeds in other securities. A higher portfolio turnover rate involves greater transaction expenses that must be borne directly by a Portfolio (and thus, indirectly by its shareholders), and can affect performance. In addition, a high rate of portfolio turnover may result in the realization of larger amounts of capital gains which, when distributed to that Portfolio's shareholders, are taxable to them.

Risks of Investing in the Portfolios:
.. Municipal Securities Risk: Investing in municipal securities entails the risk that the municipal issuer will not have sufficient revenues from taxes and other sources of income to pay interest and to repay principal on its municipal securities. The level of municipal income may be adversely affected by various factors, including general economic activity, real estate values and changes in governmental expenses. Changes in federal funding of state programs and federal mandates on state governments, as well as overall economic conditions, may place increasing pressure on state and municipal finances. The continuation of these trends, or particular financial problems among municipal issuers in New York or New Jersey, could adversely affect the value of a Portfolio's assets. The value of a Portfolio's investments and its net asset value may be adversely affected by changes in tax rates and policies. Because interest income from municipal securities held by the New York and New Jersey Portfolios is normally not subject to regular federal income taxation, the attractiveness of municipal securities in relation to other investment alternatives is affected by changes in federal and the applicable income tax rates or changes in the tax-exempt status of interest income from municipal securities. Any proposed or actual changes in such rates or exempt status, therefore, can significantly affect the demand for and supply, liquidity and marketability of municipal securities. This could in turn affect a Portfolio's net asset value.

  The two principal classifications of Municipal Bonds are "general obligation" and "revenue" bonds. General obligation bonds are secured by the issuer's pledge of its faith, credit and taxing power for the payment of principal and interest. Issuers of general obligation bonds include states, counties, cities, towns and other governmental units. The principal of and interest on revenue bonds are payable from the income of specific projects or authorities and generally are not supported by the issuer's general power to levy taxes.

.. Interest Rate Risk: The types and maturities of the securities held by the Portfolios and the credit quality of the issuers of these securities will affect the Portfolios' reaction to changes in interest rates. Interest rates impact the yield and share price of a bond fund. Bond prices generally rise when interest rates fall and fall when interest rates rise.

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                                      -5-

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 Bonds with longer maturities are usually more sensitive to interest rate changes. In other words, the longer the maturity of a bond, the greater the impact a change in interest rates is likely to have on the bond's price. In addition, short- and long-term interest rates do not necessarily move in the same increments or in the same directions. Short-term bonds usually react more to changes in short-term interest rates while long-term bonds usually react more to changes in long-term interest rates.

.. Investment Grade Securities: Although bonds and notes rated in the fourth credit rating category are commonly referred to as investment grade, they may have speculative characteristics. Such investments may, under certain circumstances, lead to a greater degree of fluctuation in the Portfolios' net asset value than if the Portfolios only invested in higher-rated investment grade securities with similar maturities. In addition, changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade bonds. A detailed discussion of such characteristics and circumstances and their effect upon the Portfolios appears in the SAI under the heading "Description of the Portfolios' Investment Securities." A description of the credit ratings is contained in the SAI.

.. New York Risk Factors: Payment of interest and preservation of principal are dependent upon the continuing ability of the New York issuers and/or obligors of state, municipal and public authority debt obligations to meet their obligations thereunder. An investment in the New York Portfolio is therefore particularly susceptible to, among other things, adverse changes in New York State and local fiscal policy, economic activity and employment levels. If the economy of New York were to enter into a recession phase or the fiscal condition of the state, New York City or other municipal issuers were to decline, the Portfolio may be adversely affected. Investors should consider the greater risk of the Portfolio's concentration versus the potential safety that comes with a less concentrated investment portfolio. For a more complete description of these risk factors, see "New York Risk Factors" in the SAI.

.. New Jersey Risk Factors: Payment of interest and preservation of principal are dependent upon the continuing ability of the New Jersey issuers and/or obligors of state, municipal and public authority debt obligations to meet their obligations thereunder. An investment in the New Jersey Portfolio is therefore particularly susceptible to adverse changes in fiscal policy, economic activity and employment levels. If the economy of New Jersey were to enter into a recession phase or the fiscal condition of the state or other municipal issuers were to decline, the Portfolio may be adversely affected. Investors should consider the greater risk of the Portfolio's concentration versus the potential safety that comes with a less concentrated investment portfolio. For a more complete description of these risk factors, see "New Jersey Risk Factors" in the SAI.

MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE
--------------------------------------------------------------------------------


Fund Asset Management, L.P., the Fund's Manager, has its principal office at 800 Scudders Mill Road, Plainsboro, New Jersey, 08536. The Manager manages the Fund's investments and its business operations subject to the oversight of the Fund's Board of Directors. The Manager has the responsibility for making all investment decisions for the Fund.

The Manager was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. The Manager and its affiliates had approximately $567 billion in investment company and other portfolio assets under management as of February 2006.


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                                      -6-

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Pursuant to each Portfolio's Management Contract, the Manager manages the portfolio of securities of each of the Portfolios and makes decisions with respect to the purchase and sale of investments, subject to the general control of the Fund's Board of Directors. Pursuant to the Management Contracts, the Fund pays the Manager a management fee for its services under these contracts, calculated daily and payable monthly. The management fee is equal to 0.25% of each of the Portfolio's average daily net assets not in excess of $50 million, 0.225% of such assets between $50 million and $100 million and 0.20% of such assets in excess of $100 million. For the fiscal year ended November 30, 2005, the Fund paid the Manager a fee of 0.22%, 0.00% and 0.30% of the New York, the New Jersey and the Taxable Portfolios' average daily net assets, respectively. The Manager may, at its discretion, waive all or a portion of its fees under the Management Contracts. There can be no assurance that such fees will be waived in the future. A discussion regarding the basis for the Board of Directors' approval of the Management Contracts is available in the Fund's Annual Report to Shareholders for the fiscal year ended November 30, 2005.

Timothy T. Browse is the portfolio manager of the New York Portfolio and is primarily responsible for the day-to-day management of the New York Portfolio and the selection of its investments. Mr. Browse has been a Vice President (Municipal Tax-Exempt Fund Management) of and portfolio manager with Merrill Lynch Investment Managers, L.P. ("MLIM") since 2004. He was also Vice President, Portfolio Manager and team leader of the Municipal Investments Team with Lord Abbett & Co. from 2000 to 2003, and has been the New York Portfolio's portfolio manager since 2006.

Theodore R. Jaeckel, Jr., CFA is the portfolio manager of the New Jersey Portfolio and is primarily responsible for the day-to-day management of the New Jersey Portfolio and the selection of its investments. Mr. Jaeckel has been a Director (Municipal Tax-Exempt Fund Management) of MLIM since 1997. Mr. Jaeckel has been a portfolio manager with MLIM since 1991 and has been the New Jersey Portfolio's portfolio manager since 2006.

Gregory Serbe is the portfolio manager of the Taxable Portfolio and is primarily responsible for the day-to-day management of the Taxable Portfolio and the selection of its investments. Mr. Serbe has been a Vice President of MLIM since 2005. Mr. Serbe has been a portfolio manager with MLIM since 2005 and has been the Taxable Portfolio's portfolio manager since 1998.

For more information about the portfolio managers' compensation, other accounts they manage and their respective ownership of Fund shares, please see the SAI.

From time to time, a manager, analyst, or other employee of the Manager or its affiliates may express views regarding a particular asset class, company, security, industry, or market sector. The views expressed by any such person are the views of only that individual as of the time expressed and do not necessarily represent the views of the Manager or any other person within the Merrill Lynch organization. Any such views are subject to change at any time based upon market or other conditions and the Manager disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for the Fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of the Fund.

On February 15, 2006, BlackRock, Inc. ("BlackRock") and Merrill Lynch announced that they had reached an agreement to merge MLIM and certain affiliates (including the Manager and Merrill Lynch International Limited), and BlackRock to create a new independent company that will be one of the world's largest asset management firms with nearly $1 trillion in assets under management. Merrill Lynch will hold a 49.8% stake and will have a 45% voting interest in the combined company. The new company will operate under the BlackRock name and will be governed by a board of directors with a majority of independent members. The combined company will offer a full range of equity, fixed income, cash management and alternative investment products with strong representation in both retail and institutional channels, in the U.S. and in non-U.S. markets. It will have over 4,500 employees in 18 countries and a major presence in most key markets, including the United States, the United Kingdom, Asia, Australia, the Middle East and Europe. The transaction has been approved by the boards of directors of both Merrill Lynch and BlackRock and is expected to close in the third quarter of 2006.


SHAREHOLDER INFORMATION
--------------------------------------------------------------------------------


Each Portfolio redeems its shares on a continuing basis at prices based on their net asset value. All transactions in Portfolio shares are effected through the Fund's transfer agent. As discussed herein, shares of the Portfolios are no longer being offered for purchase.

Pricing Of Portfolio Shares. The net asset value of each Portfolio's shares is determined by the earlier of 4:00 p.m., Eastern time, or the close of the New York Stock Exchange ("NYSE") on each Fund Business Day. Fund Business Day means weekdays (Monday through Friday) except days on which the New York Stock Exchange is closed for trading (i.e., national holidays). When closing market prices or quotations are not available or determined by the Manager to be unreliable, a Portfolio will use a security's fair value pursuant to procedures approved by the Board of Directors. The use of fair value pricing by a Portfolio may cause the net asset value of its shares to differ from the net asset value that would be calculated using only market prices. The net asset value of each Portfolio is computed by dividing the value of the Portfolio's net assets (i.e., the value of its securities and other assets less its liabilities, including expenses payable or accrued but excluding capital stock and surplus) by the total number of shares outstanding in the Portfolio.


Municipal Obligations are priced on the basis of valuations provided by a pricing service approved by the Board of Directors, which uses information with respect to transactions in bonds, quotations from bond dealers, market transactions in comparable securities and various relationships between securities, in determining value. If the pricing service uses a methodology other than transactions or quotations of the specific securities because such information is not available, the Portfolio will be using the fair value of the securities as a way of determining market value. If a pricing service is not used, Municipal Obligations will be valued at quoted prices provided by municipal bond dealers. Non-tax-exempt securities for which transaction prices are readily available are stated at market value (determined on the basis of the last reported sales price, or by similar means). Short-term investments that will mature in 60 days or less are stated at amortized cost, which approximates market value. All other securities and assets are valued at their fair value as determined in good faith by the Board of Directors or by the Manager in accordance with procedures established by the Board of Directors.

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                                      -7-

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Portfolio Holdings Disclosure Policy. A description of the Fund's portfolio holdings disclosure policy is available in the SAI. Currently, the Fund makes available each Portfolio's portfolio holdings, excluding cash and short-term instruments, on the Fund's website at http://www.lebenthalfunds.com on a monthly basis, as soon as practicable after the end of the month to which the information applies.


Dividends And Distributions. Each Portfolio declares daily and pays monthly dividends equal to all its net investment income (excluding capital gains and losses, if any, and amortization of market discount). In computing these dividends, interest earned and expenses are accrued daily.

Net realized capital gains, if any, are distributed at least annually in accordance with the Code, and other applicable statutory and regulatory requirements. All dividends and distributions of capital gains are either automatically invested in additional shares of a Portfolio immediately upon payment thereof, received in cash, or deposited into one or more of the Fund's other Portfolios. Shareholders are permitted to elect the payment option of their choice on the subscription form for share purchases.

How To Purchase And Redeem Shares.

Shares of each Portfolio are no longer being offered for purchase. Existing shareholders may, however, redeem and exchange shares pursuant to the procedures described herein.



Redemptions.

              Charges and Other Information on Redeeming Shares:
--------------------------------------------------------------------------------

..  no redemption charge by the Fund
..  no minimum period of investment
..  no minimum amount for a redemption
..  no restrictions on the frequency of withdrawals


Class B shares of the New York Portfolio will generally be charged a contingent deferred sales charge ("CDSC") on shares redeemed within 6 years from the purchase date of such shares.

Redemption orders received by the earlier of 4:00 p.m., Eastern time, or the close of business of the NYSE on any Fund Business Day, will be executed at the public offering price determined on that day. Orders received after the earlier of 4:00 p.m., Eastern time, or the close of the


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


NYSE on any Fund Business Day, will be executed at the public offering price determined on the next Fund Business Day. Fund shares continue to receive dividends through the day of redemption.


Unless alternate instructions are given in proper form to the Fund, a check for the proceeds of a redemption will be sent to the shareholder's address of record. For shareholders investing through a brokerage account, redemption proceeds will be credited to their brokerage account. Normally, redemption proceeds will be paid within seven days.

The right of redemption may not be suspended or the date of payment upon redemption postponed for more than seven days after the shares are tendered for redemption, except for any period during which (i) the NYSE is closed (other than customary weekend and holiday closings), (ii) the Securities and Exchange Commission ("SEC") determines that trading thereon is restricted, (iii) an emergency (as determined by the SEC) exists as a result of which disposal by the Fund of its portfolio securities is not reasonably practicable or as a result of which it is not reasonably practicable for the Fund to fairly determine the value of its net assets, or (iv) the SEC may by order permit for the protection of the shareholders of the Fund.


The Fund has reserved the right to redeem the shares of any shareholder if the net asset value of all the remaining shares in the shareholder's or his Participating Organization's (as defined below) account after a withdrawal is less than $2,500. Written notice of a proposed mandatory redemption will be given at least 30 days in advance to any shareholder whose account is to be redeemed. For participant investor accounts, notice of a proposed mandatory redemption will be given only to the appropriate Participating Organization, and the Participating Organization will be responsible for notifying the Participant Investor of the proposed mandatory redemption. During the notice period, a shareholder or Participating Organization who receives such a notice may avoid mandatory redemption by purchasing sufficient additional shares to increase his total net asset value to at least $2,500. Shareholders will not be assessed a CDSC on mandatory redemption of Class B shares.

"Participating Organizations" are securities brokers, banks and financial institutions or other industry professionals or organizations that have entered into shareholder servicing agreements with the Distributor with respect to investment of their customer accounts in the Fund. When instructed by its customer to redeem Fund shares, the Participating Organization, on behalf of the customer, transmits to the Fund's transfer agent a redemption order. A Participating Organization, rather than its customers, may be the shareholder of record of the customer's shares. The Fund is not responsible for the failure of any Participating Organization to carry out its obligations to its customers.



Participating Organizations may confirm redemptions of Fund shares for their customers who are shareholders in the Fund ("Participant Investors"). Participating Organizations may also send their customers periodic account statements showing the total number of Fund shares owned by each customer as of the statement closing date, redemptions of the Fund shares by each customer during the period covered by the statement, and the income earned by Fund shares of each customer during the statement period (including dividends paid in cash or reinvested in additional Fund shares). Participant Investors whose Participating Organizations have not undertaken to provide such confirmations and statements will receive them from the Fund directly.

Participating Organizations may change Participant Investors a fee in connection with their use of specialized redemption procedures offered to Participant Investors by the Participating Organizations. In addition, Participating Organizations may impose changes, limitations, minimums and restrictions in addition to or different from those applicable to shareholders who invest in the Fund directly. Accordingly, the net yield to investors who invest through Participating Organizations may be less than an investor would receive by investing in the Fund directly. Therefore, an investor may consider investing in the Fund directly. A Participant Investor should read this Prospectus in conjunction with the materials provided by the Participating Organizations describing the procedures under which Fund shares may be redeemed through the Participating Organization. For any questions concerning redemption of Fund shares through a Participating Organization, please call your Participating Organization or the Fund (toll free) at (800) 594-7078.

Certain qualified Participating Organizations may transmit an investor's redemption order to the Fund's transfer agent after the earlier of 4:00 p.m., Eastern time, or the close of the NYSE on a Fund Business Day, on the day the order is received from the investor as long as the investor has placed his order with the Participating Organization by the earlier of 4:00 p.m., or the close of the NYSE on that day. The investor will then receive the net asset value of the Fund's shares determined by the earlier of 4:00 p.m., or the close of the NYSE, on the day he placed his order with the qualified Participating Organization. Orders received after such time will not result in execution until the following Fund Business Day.

Redemption of shares may result in the shareholder's receipt of more or less than the shareholder's tax basis (generally the amount paid for the shares) and, thus, in a taxable gain or loss to the shareholder.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Direct Redemption Procedures. A redemption order is executed immediately following, and at a price determined in accordance with, the next determination of net asset value per share following receipt by the Fund of the redemption order (and any supporting documentation which it may require). Redemption payments will not be effected unless the check (including a certified or cashier's check) used for investment has been cleared for payment by the investor's bank, which may take up to 10 days after investment. All requests for redemption should clearly indicate the shareholder's account number.

Written Redemption Requests.
Shareholders may make a redemption in any amount by sending a written request addressed to:


Financial Data Services, Inc.
4800 Deer Lake Drive East
Jacksonville, Florida 32246-6484


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Additional Investor Programs.

Systematic Withdrawal Plan.
Shareholders may elect to redeem shares and receive payment from the Fund of a specified amount of $250 or more automatically on a monthly basis. A specified amount plan payment is made by the Fund on the twelfth day of each month. Whenever such twelfth day of a month is not a Fund Business Day, the payment date is the Fund Business Day immediately preceding the twelfth day of the month. In order to make a payment, a number of shares equal in aggregate net asset value to the payment amount are redeemed at their net asset value on the Fund Business Day three days prior to the date of payment. To the extent that the redemptions to make plan payments exceed the number of shares purchased through reinvestment of dividends and distributions, the redemptions reduce the number of shares purchased on original investment, and may ultimately liquidate a shareholder's investment. A shareholder may recognize a gain or a loss upon redemption of shares (whether or not made through the plan) to the extent the amount received upon redemption exceeds or is less than his basis in the shares redeemed. This election is only available to investors who, at time of election, own shares with a net asset value of $10,000. The election to receive automatic withdrawal payments may be made at the time of the original subscription by so indicating on the subscription order form. The election may also be made, changed or terminated at any later time by the participant by sending a written request to the Fund's transfer agent.

Exchange Privilege.

          You can exchange your shares into the following Portfolios:
--------------------------------------------------------------------------------

..  Lebenthal New York Municipal Bond Fund
..  Lebenthal New Jersey Municipal Bond Fund
..  Lebenthal Taxable Municipal Bond Fund

You must exchange shares in the same class as you currently hold.

In the future, the exchange privilege program may be extended to other investment companies managed by the Manager or its affiliates.


The Class B shares of the New York Portfolio are currently not eligible to participate in this Exchange Privilege. In addition, the Taxable Portfolio is expected to be liquidated on or around April 7, 2006.


               Charges and minimums for exchanging your shares:
--------------------------------------------------------------------------------

.. There is no charge for the exchange privilege or limitation as to frequency of exchange.

.. The minimum amount for an exchange is $2,500, except that shareholders who are establishing a

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 new account with a portfolio through the exchange privilege must ensure that a sufficient number of shares are exchanged to meet the minimum initial investment required for the portfolio into which the exchange is being made.

..  Shares are exchanged at their respective net asset values.

The exchange privilege provides shareholders of any Portfolio with a convenient method to shift their investment among different portfolios when they feel such a shift is desirable. The exchange privilege is available to shareholders residing in any state in which shares of the portfolios being acquired may legally be sold. Shares may be exchanged only between portfolio accounts registered in identical names. Before making an exchange, the investor should review the current prospectus of the portfolio into which the exchange is to be made. An exchange pursuant to the exchange privilege is treated as a sale on which a shareholder may realize a taxable gain or loss for federal and, generally, state income tax purposes. An additional prospectus may be obtained by contacting the Fund at the address or telephone number set forth on the cover page of this Prospectus.

Instructions for exchanges may be made by sending a signature guaranteed written request to:


Financial Data Services, Inc.
4800 Deer Lake Drive East
Jacksonville, Florida 32246-6484


or, for shareholders who have elected that option, by telephone. The Fund reserves the right to reject any exchange request and may modify or terminate the exchange at any time.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Telephone Exchanges and Redemptions.
Arrangements have been made for the acceptance of instructions by telephone to exchange or redeem shares in book-entry form if certain preauthorizations or indemnifications are accepted and are on file. Shareholders who elect the telephone exchange or redemption option bear the risk of any loss, damages, expense or cost arising from their election of the telephone exchange option, including risk of unauthorized use, provided, however, that the Fund shall employ reasonable procedures to confirm that all telephone instructions are genuine. For this purpose, the Fund will employ such procedures to confirm that telephone or telecopy exchange or redemption instructions are genuine, and will require that shareholders electing such options provide a form of personal identification. The failure of the Fund to employ such procedures may cause the Fund to be liable for losses incurred by investors due to telephone or telecopy exchange or redemption based upon unauthorized or fraudulent instructions. Further information and telephone exchange or redemption forms are available from the transfer agent or the Distributor.

Shareholders holding shares in book-entry form may redeem their shares by telephone. Redemption proceeds must be payable to the record holder of the shares and mailed to the shareholder's address of record or wire transferred to the shareholder's account at a domestic commercial bank that is a member of the Federal Reserve System, normally within one business day, but in no event longer than seven days after the request. The minimum amount for a wire transfer is $1,000. If at any time the Fund determines it necessary to terminate or modify this method of redemption, shareholders will be promptly notified. Information on this service is included in the application and is available from the transfer agent or the Distributor.

Tax Consequences.


Federal Income Taxes. The New York Portfolio and the New Jersey Portfolio have elected to qualify and have qualified under the Code as regulated investment companies and intend to continue to distribute "exempt-interest dividends" as defined in the Code. The Taxable Portfolio has also elected to qualify as a regulated investment company under the Code, but will distribute taxable, not tax-exempt, dividends. Each Portfolio intends to maintain its qualification as a regulated investment company. The policy of each Portfolio is to distribute as dividends each year 100% (and in no event less than 90%) of the sum of its tax-exempt interest income, net of certain deductions, and its investment company taxable income. If distributions are made in this manner, certain dividends designated by the New York Portfolio and the New Jersey Portfolio as derived from the interest earned on Municipal Obligations will be "exempt-interest dividends" and will not be subject to regular federal income tax, although such "exempt-interest dividends" may be subject to federal alternative minimum tax. Any dividends paid from taxable income and distributions of any realized short-term capital gains (whether from tax-exempt or taxable obligations) are taxable to shareholders as ordinary income for federal income tax purposes, whether received in cash or reinvested in additional shares of the Fund. Such dividends will not qualify for taxation at the maximum 15% U.S. federal income tax rate available to individuals as qualified dividend income. A Portfolio may realize long-term capital gains, and may distribute "capital gain dividends" or have undistributed capital gain income. Capital gain dividends are taxable as long-term capital gains regardless of how long a shareholder has held shares of the Fund. When a shareholder sells or exchanges shares in a Portfolio the shareholder generally will recognize capital gain or capital loss in an amount equal to the difference between the net amount of the sale proceeds (or, in the case of an exchange, the fair market value of the shares) received and the shareholder's tax basis for the shares that are sold or exchanged. The Fund will inform shareholders of the amount and nature of each Portfolio's income and gains in a written notice


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

mailed to shareholders not later than 60 days after the close of the Fund's taxable year.

For Social Security recipients, interest on tax-exempt bonds, including tax-exempt interest dividends paid by a Portfolio, is added to adjusted gross income for purposes of computing the amount of Social Security benefits includible in gross income. Interest on certain private activity bonds in which the New York Portfolio and the New Jersey Portfolio may invest will constitute an item of tax preference subject to the individual and corporate alternative minimum tax. Corporations also will be required to include for purposes of the alternative minimum tax, 75% of the amount by which their adjusted current earnings (including generally, tax-exempt interest) exceed their alternative minimum taxable income (determined without this tax item).

Shareholders must provide the relevant Portfolio with a current social security or other taxpayer identification number along with certifications required by the Internal Revenue Service when opening an account. If a shareholder fails to provide the required information or certifications, or if a Portfolio is otherwise required to do so, the Portfolio will withhold 28% as "backup withholding" from dividends (other than exempt-interest dividends) and distributions, sale proceeds and any other payments to the shareholder.


Shareholders should consult with their own tax advisers about federal, state, local and foreign tax considerations and should consult the Fund's SAI for a more detailed discussion of income tax considerations that may affect the Portfolios and their shareholders.


New York Income Taxes. The exemption of interest income for federal income tax purposes does not necessarily result in an exemption under the income or other tax laws of any state or local taxing authority. However, to the extent that dividends are derived from interest on New York Municipal Obligations, the dividends will also be excluded from a New York resident shareholder's gross income for New York State and New York City personal income tax purposes. This exclusion does not result in a corporate shareholder's being exempt for New York State and New York City franchise or income tax purposes. Shareholders should consult their own tax advisers about the status of distributions from the New York Portfolio in their own states and localities.

New Jersey Income Taxes. The exemption of interest income for federal income tax purposes does not necessarily result in an exemption under the income or other tax laws of any state or local taxing authority. The New Jersey Portfolio intends to be a "qualified investment fund" within the meaning of the New Jersey Gross Income Tax Act (the "Act"). The primary criteria for constituting a "qualified investment fund" are that (i) such fund is an investment company or trust registered with the SEC which, for the calendar year in which the distribution is paid, has no investments other than those enumerated in the Act, and (ii) at the close of each quarter of the taxable year, such fund has not less than 80% of the aggregate principal amount of all of its investments, excluding those investments enumerated in the Act, in obligations issued by or on behalf of the State of New Jersey or any county, municipality, school or other district, agency, authority, commission, instrumentality, public corporation (including one created or existing pursuant to agreement or compact with the State of New Jersey or any other state), body corporate or politic or other political subdivision of the State of New Jersey ("New Jersey State-Specific Obligations") or obligations which are free from New Jersey state or local taxation under any act of the State of New Jersey or under the laws of the United States ("U.S. Government Obligations"). Additionally, a qualified investment fund must comply with certain continuing reporting requirements.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DISTRIBUTION ARRANGEMENTS
--------------------------------------------------------------------------------

Sales Charges.


Shares of each Portfolio are no longer being offered for purchase.

Class B Shares (for New York Portfolio only). Class B shares are subject to a CDSC if redeemed within a specified period after purchase as shown in the table below. The following types of shares may be redeemed without charge at any time: (i) shares acquired by reinvestment of distributions and (ii) shares otherwise exempt from the CDSC, as described below. For other shares, the amount of the charge is determined as a percentage of the lesser of the offering price or net asset value at the time the sales load is paid.


The CDSC for the Class B shares is:

                                             CDSC     CDSC
                                             as a %   as a %
                                             of       of Net
                                             Offering Amount
                  Period Class B Shares Held Price    Invested
                  -------------------------- -------- --------
                  --------------------------------------------

                  0 through 11 months           5.00%    5.26%

                  12 through 23 months          4.00%    4.17%

                  24 through 47 months          3.00%    3.09%

                  48 through 59 months          2.00%    2.04%

                  60 through 71 months          1.00%    1.01%

                  72 months and longer          0.00%    0.00%

In determining whether a CDSC is payable on any redemption, shares not subject to any charge will be redeemed first, followed by shares held longest during the CDSC period. For this purpose, the amount of any increase in a share's value above its initial purchase price is not regarded as a share exempt from the CDSC. When a share that has appreciated in value is redeemed during the CDSC period, a CDSC is assessed only on its initial purchase price.


Class B shares will automatically convert into Class A shares, based on relative net asset value, at the end of the month eight years after the purchase date. For more information about the conversion of Class B shares, see the SAI. The SAI includes information about how shares acquired through reinvestment of distributions are treated for conversion purposes and also notes certain circumstances under which a conversion may not


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

occur. Class B shares provide an investor the benefit of putting all of the investor's dollars to work from the time the investment is made. Until conversion, Class B shares will have a higher expense ratio and pay lower dividends than Class A shares because the Class B shares bear a higher 12b-1 fee than the Class A shares and because of other related expenses.

In addition, the New York Portfolio may sell Class B shares at net asset value without a CDSC in connection with the acquisition by the Portfolio of assets of an investment company or personal holding company. The CDSC will be waived on redemptions of shares arising out of the death or post-purchase disability of a shareholder or settlor of a living trust account, and on redemptions in connection with certain withdrawals from IRA or other retirement plans. Up to 12% of the value of shares subject to a systematic withdrawal plan may also be redeemed each year without a CDSC.

Reinvestment of Dividends and Distributions. There is no sales load on purchases of Portfolio

--------------------------------------------------------------------------------
shares made by reinvestment of dividends and distributions paid by a Portfolio. Reinvestment will be made at net asset value (i.e., at no load) on the day on which the dividend or distribution is payable.

                             Lebenthal Funds, Inc.

                     Notice of Privacy Policy & Practices

Lebenthal Funds, Inc. recognizes and respects the privacy expectations of our customers. We are providing this notice to you so that you will know what kinds of information we collect about our customers and the circumstances in which information may be disclosed to third parties who are not affiliated with Lebenthal Funds, Inc.

We collect nonpublic personal information about our customers from the following sources:

.. Account Applications and other forms, which may include a customer's name, address, social security number, and information about a customer's investment goals and risk tolerance;

.. Account History, including information about the transactions and balances in a customer's accounts; and

.. Correspondence, written, telephonic or electronic between a customer and Lebenthal Funds, Inc. or service providers to Lebenthal Funds, Inc.

We may disclose all of the information described above to certain third parties who are not affiliated with Lebenthal Funds, Inc. to process or service a transaction at your request or as permitted by law--for example sharing information with companies who maintain or service customer accounts for Lebenthal Funds, Inc. is permitted and is essential for us to provide you with necessary or useful services with respect to your accounts. In addition, we may share information if you request or authorize the disclosure of such information.

We maintain, and require service providers to Lebenthal Funds, Inc. to maintain, policies designed to assure only appropriate access to, and use of information about, our customers and to maintain physical, electronic and procedural safeguards that comply with federal standards to guard nonpublic personal information of our customers. When information about Lebenthal Funds, Inc.'s customers is disclosed to nonaffiliated third parties, we require that the third party maintain the confidentiality of the information disclosed and limit the use of information by the third party solely to the purposes for which the information is disclosed or as otherwise permitted by law.

We will adhere to the policies and practices described in this notice regardless of whether you are a current or former shareholder of Lebenthal Funds, Inc.

--------------------------------------------------------------------------------
LEBENTHAL                                       120 BROADWAY, NEW YORK, NY 10271
FUNDS, INC.                                                       (800) 594-7078
================================================================================



Lebenthal New York Municipal Bond Fund - Class A and Class B Shares


Lebenthal New Jersey Municipal Bond Fund

Lebenthal Taxable Municipal Bond Fund

                       STATEMENT OF ADDITIONAL INFORMATION


                                 April 6, 2006





This Statement of Additional Information ("SAI") of Lebenthal Funds, Inc. (the "Fund") is not a prospectus. It supplements the information contained in the current Prospectus dated April 6, 2006, and should be read in conjunction with the Prospectus. The Prospectus may be obtained from any Participating Organization or by writing or calling the Fund.




Information concerning the Purchase, Redemption and Pricing of Fund Shares is incorporated by reference from the Prospectus. The Fund's financial statements are incorporated by reference from the annual report. The annual report may be obtained, without charge, by writing or calling the Fund at the address and number listed above.


TABLE OF CONTENTS



    Fund History...............................................  2
    Description of the Fund and Its Investments and Risks .....  2
    Management of the Fund..................................... 11
    Control Persons and Principal Holders of Securities........ 14
    Investment Advisory and Other Services..................... 14
    Brokerage Allocation and Other Practices................... 21
    Capital Stock and Other Securities......................... 22
    Purchase, Redemption, and Pricing of Fund Shares........... 23
    Taxation of the Portfolios................................. 23
    The Distributor............................................ 29
    Financial Statements....................................... 30
    Description of Security Ratings and Notes.................. 31
    Appendix A - Proxy Voting Policies and Procedures.......... 35

FUND HISTORY
--------------------------------------------------------------------------------

The Fund was incorporated on August 17, 1990 in the State of Maryland.

DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS
--------------------------------------------------------------------------------


The Fund is an open-end management investment company currently consisting of two non-diversified portfolios, the Lebenthal New York Municipal Bond Fund (the "New York Portfolio") and the Lebenthal New Jersey Municipal Bond Fund (the "New Jersey Portfolio"), and a diversified portfolio, the Lebenthal Taxable Municipal Bond Fund (the "Taxable Portfolio") (each, a "Portfolio", and collectively, the "Portfolios"). The investment objectives of the Portfolios described in this section may not be changed unless approved by the holders of a majority of the outstanding shares of the respective Portfolio. As used in the Prospectus, the term "majority of the outstanding shares" of a Portfolio means the vote of the lesser of (i) 67% or more of the shares of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding shares of the Portfolio are present or represented by proxy or (ii) more than 50% of the outstanding shares of the Portfolio.


As non-diversified investment companies, the New York Portfolio and the New Jersey Portfolio are not subject to any restriction under the Investment Company Act of 1940, as amended, (the "1940 Act") with respect to investing their assets in one or relatively few issuers. This non-diversification may present greater risks than in the case of a diversified company. As a diversified investment company, 75% of the assets of the Taxable Portfolio are subject to the following limitations: (i) the Portfolio may not invest more than 5% of its total assets in the securities of any one issuer, except obligations of the United States government and its agencies and instrumentalities, and (ii) the Portfolio may not own more than 10% of the outstanding voting securities of any one issuer.

The classification of the Taxable Portfolio as a diversified investment company is a fundamental policy of the Portfolio and may be changed only with the approval of the holders of a majority of the Portfolio's outstanding shares.


At a meeting held on November 29, 2005, the Board of Directors of the Fund approved Agreements and Plans of Reorganization in respect of the New Jersey Portfolio and the New York Portfolio providing for the acquisition by Merrill Lynch New Jersey Municipal Bond Fund ("ML New Jersey") and Merrill Lynch New York Municipal Bond Fund ("ML New York") of all of the assets of the New Jersey Portfolio and the New York Portfolio, respectively, in exchange for the assumption of all of the liabilities of the New Jersey Portfolio and the New York Portfolio and the issuance of shares of beneficial interest of ML New Jersey and ML New York, respectively, with an aggregate net asset value equal to the net assets of the New Jersey Portfolio and the New York Portfolio. These transactions are referred to herein as the "Reorganization." The Reorganization was approved by the shareholders of the Fund at a special meeting held on March 10, 2006.

In connection with the Reorganization, the Board of Directors of the Fund approved interim management contracts (the "Management Contracts") with Fund Asset Management, L.P. (the "Manager" or "FAM"), the investment adviser of ML New York and ML New Jersey, that provided for the Manager to replace Boston Advisors, Inc. (the "Predecessor Manager") as the investment adviser to each Portfolio. The Management Contracts were also approved by shareholders at the March 10, 2006 special meeting. The Management Contracts with the Manager are substantially identical to the management contracts between the Fund and the Predecessor Manager. The Management Contracts will continue in effect for a two -year period, subject thereafter to annual renewal by the Directors or by the shareholders.

At meeting held on January 12, 2006, the Board of Directors of the Fund approved a Plan of Liquidation providing for the liquidation of the Taxable Portfolio. The liquidation of the Taxable Portfolio and the distribution of the proceeds of the liquidation to the shareholders of the Taxable Portfolio is expected to be completed on or around April 7, 2006.


The following discussion expands upon the description of the Portfolios' investment objectives, policies and risks in the Prospectus.

DESCRIPTION OF THE PORTFOLIOS' INVESTMENT SECURITIES

Investment Objectives, Policies and Risks of the New York and New Jersey Portfolios


The New York and New Jersey Portfolios are each municipal bond funds. The New York and New Jersey Portfolios' investment objective is to maximize income exempt from regular federal income tax and from New York State and New York City personal income taxes, with respect to the New York Portfolio, and from New Jersey gross income tax, with respect to the New Jersey Portfolio, consistent with preservation of capital, with consideration given to opportunities for capital gain. No assurance can be given that these objectives will be achieved. The following discussion expands upon the description of the New York and the New Jersey Portfolios' investment objectives, policies and risks in the Prospectus. The New York and the New Jersey Portfolios each provides tax-free income that, when reinvested into additional shares of the New York and the New Jersey Portfolios, respectively, provides investors growth by increasing the value of their total investment.



The New York and the New Jersey Portfolios' assets will be invested primarily in long-term investment grade tax-exempt Municipal Bonds issued by or on behalf of the State of New York and its authorities, agencies, instrumentalities and political subdivisions, with respect to the New York Portfolio, and the State of New Jersey and its authorities, agencies, instrumentalities and political subdivisions, with respect to the New Jersey Portfolio, and, in the case of both Portfolios, other states, Puerto Rico and other United States territories and possessions. The term Municipal Bonds refers to municipal bonds and participation interests therein. The average maturity of the Municipal Bonds in which the New York and the New Jersey Portfolios will invest is 15-25 years. The New York and the New Jersey Portfolios each generally seeks to invest up to 100%, and as a matter of fundamental policy invest at least 80%, of the value of its net assets, plus the amount of any borrowings for investment purposes, in Municipal Bonds with remaining maturities of one year or more the income from which is, in the opinion of bond counsel to the issuer at the date of issuance, exempt from regular federal income tax and from New York State and New York City personal income taxes ("New York Municipal Bonds") with respect to the New York Portfolio, and from New Jersey gross income tax ("New Jersey Municipal Bonds") with respect to the New Jersey Portfolio. The New York and the New Jersey Portfolios may each also invest in tax-exempt bonds of issuers outside New York State or the State of New Jersey, respectively, if such bonds bear interest, the income from which is exempt from regular federal income tax and New York State and City personal income taxes or New Jersey gross income tax, respectively. The New York and the New Jersey Portfolios each also reserves the right to invest up to 20% of the value of its net assets in (i) Municipal Obligations, the income from which is exempt from regular federal income tax but not New York State and City personal income taxes with respect to the New York Portfolio, and New Jersey gross income tax with respect to the New Jersey Portfolio and (ii) other taxable obligations. Although the Supreme Court has determined that Congress has the authority to subject the interest on municipal bonds to federal income taxation, existing law excludes such interest from regular federal income tax. However, such tax-exempt interest may be subject to the federal alternative minimum tax. There is no limitation on the portion of the portfolios of the New York and the New Jersey Portfolio that may be invested in securities, the interest income on which may be subject to the federal alternative minimum tax. (See "Federal Income Taxes" herein.)



The New York and the New Jersey Portfolios will invest primarily, without percentage limitations, in tax-exempt bonds which on the date of investment are within the four highest credit ratings of Moody's Investors Service, Inc. ("Moody's") (Aaa, Aa, A, Baa for bonds; MIG-1, MIG-2, MIG-3, MIG-4 for notes; P-1, P-2, P-3 for commercial paper; VMIG-1, VMIG-2, VMIG-3, VMIG-4 for variable and floating demand notes), Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") (AAA, AA, A, BBB for bonds; SP-1, SP-2, SP-3, SP-4 for notes and for variable and floating demand notes; A-1, A-2, A-3, B for commercial paper) or Fitch Ratings ("Fitch") (AAA, AA, A, BBB for bonds; F-1, F-2, F-3 for notes, variable and floating demand notes and commercial paper). Although bonds rated in the fourth credit rating category are commonly referred to as investment grade, they may have speculative characteristics. In addition, changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade bonds. The Portfolios will not necessarily dispose of a security that falls below investment grade if the Manager determines that retention of such a security is consistent with the Portfolio's investment objectives. A description of the credit ratings appears under the heading "Description of Security Ratings and Notes." The New York and the New Jersey Portfolios may invest in tax-exempt securities which are not rated or which do not fall into the credit ratings noted above if, based upon credit analysis by the Manager, it is believed that such securities are of comparable quality.


In unusual circumstances, during adverse market conditions or in other appropriate circumstances, as determined by the Manager, the New York and the New Jersey Portfolios may each assume a temporary defensive position in which the New York or the New Jersey Portfolio, respectively, may invest up to 100% of the value of its net assets on a temporary basis in securities, the interest from which is exempt from regular federal income tax, but not New York State and City personal income taxes, with respect to the New York Portfolio, and New Jersey gross income tax, with respect to the New Jersey Portfolio, and in taxable fixed-income securities, the interest on which is subject to regular federal, state or local income tax, pending the investment or reinvestment in tax-exempt securities of proceeds of sales of shares or sales of portfolio securities or in order to avoid the necessity of liquidating portfolio investments to meet redemptions of shares by investors or where market conditions due to rising interest rates or other adverse factors warrant temporary investing for defensive purposes. The result of employing this type of temporary defensive strategy is that the New York and the New Jersey Portfolios may not achieve their investment objectives. Investments in taxable securities will be substantially in securities issued or guaranteed by the United States government (such as bills, notes and bonds), its agencies, instrumentalities or authorities; highly rated corporate debt securities (rated AA or better by S&P and Fitch, or Aa3 or better by Moody's); prime commercial paper (rated A-1 by S&P, F-1 by Fitch or P-1 by Moody's); and certificates of deposit of the 100 largest domestic banks (in terms of assets) which are subject to regulatory supervision by the United States government or state governments and the 50 largest foreign banks (in terms of assets) with branches or agencies in the United States. Investments in certificates of deposit of foreign banks and foreign branches of United States banks may involve certain risks, including different regulations, use of different accounting procedures, political or other economic developments, exchange controls, or possible seizure or nationalization of foreign deposits.

Investment in the Portfolios should be made with an understanding of the risk which an investment in New York Municipal Bonds or New Jersey Municipal Bonds, as the case may be, may entail. Payment of interest and preservation of capital are dependent upon the continuing ability of New York and New Jersey issuers and/or obligors of state, municipal and public authority debt obligations to meet their obligations thereunder. Investors should consider the greater risk of each Portfolio's concentration versus the safety that comes with a less concentrated investment portfolio.

Investment Objectives, Policies and Risks of the Taxable Portfolio

The Taxable Portfolio is a taxable municipal bond fund. The Taxable Portfolio's investment objective is to maximize income consistent with preservation of capital, with consideration given to opportunities for capital gain. No assurance can be given that this objective will be achieved. The following discussion expands upon the description of the Taxable Portfolio's investment objective, policies and risks in the Prospectus.


The Taxable Portfolio's assets will be invested primarily in long-term investment grade taxable bonds issued by or on behalf of states and municipal governments and their authorities, agencies, instrumentalities and political subdivisions, other United States territories and possessions of the United States ("Taxable Municipal Bonds"). The average maturity of the Taxable Municipal Bonds in which the Taxable Portfolio will invest is over 10 years. The Taxable Portfolio generally seeks to invest up to 100%, and as a matter of fundamental policy invests at least 80%, of the value of its net assets, plus the amount of any borrowings for investment purposes, in Taxable Municipal Bonds with remaining maturities of one year or more. The interest on the Taxable Municipal Bonds is includable in gross income for federal income tax purposes and may be subject to income taxes imposed by any state of the United States or any political subdivision thereof, or by the District of Columbia. (See "Federal Income Taxes" herein.)


The Taxable Portfolio will invest primarily, without percentage limitations, in bonds which on the date of investment are within the four highest credit ratings of Moody's (Aaa, Aa, A, Baa for bonds; MIG-1, MIG-2, MIG-3, MIG-4 for notes; P-1, P-2, P-3 for commercial paper; VMIG-1, VMIG-2, VMIG-3, VMIG-4 for variable and floating demand notes), S&P (AAA, AA, A, BBB for bonds; SP-1, SP-2, SP-3, SP-4 for notes and for variable and floating demand notes; A-1, A-2, A-3, B for commercial paper) or Fitch (AAA, AA, A, BBB for bonds; F-1, F-2, F-3 for notes, variable and floating demand notes and commercial paper). Although bonds rated in the fourth credit rating category are commonly referred to as investment grade they may have speculative characteristics. In addition, changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade bonds. The Portfolio will not necessarily dispose of a security that falls below investment grade if the Manager determines that retention of such a security is consistent with the Portfolio's investment objectives. A description of the credit ratings appears under the heading "Description of Security Ratings and Notes." The Taxable Portfolio may invest in securities which are not rated or which do not fall into the credit ratings noted above if, based upon credit analysis by the Manager, it is believed that such securities are of comparable quality.

In unusual circumstances, during adverse market conditions or in other appropriate circumstances, as determined by the Manager, the Taxable Portfolio may assume a temporary defensive position in which the Taxable Portfolio may invest up to 100% of the value of its net assets on a temporary basis in securities issued or guaranteed by the United States government (such as bills, notes and bonds), its agencies, instrumentalities or authorities; tax-exempt securities; highly-rated corporate debt securities (rated AA or better by S&P and Fitch, or Aa3 or better by Moody's); prime commercial paper (rated A-1 by S&P, F-1 by Fitch or P-1 by Moody's) and certificates of deposit of the 100 largest domestic banks (in terms of assets) which are subject to regulatory supervision by the United States government or state governments and the 50 largest foreign banks (in terms of assets) with branches or agencies in the United States. Investments in certificates of deposit of foreign banks and foreign branches of United States banks may involve certain risks, including different regulations, use of different accounting procedures, political or other economic developments, exchange controls, or possible seizure or nationalization of foreign deposits. The result of employing this type of temporary defensive strategy is that the Taxable Portfolio may not achieve its investment objective.

Investment in the Portfolio should be made with an understanding of the risks which an investment in Municipal Obligations may entail. However, payment of interest and preservation of principal are dependent upon the continuing ability of the obligors of state, municipal and public authority debt obligations to meet their obligations thereunder.

Municipal Obligations

(1) Municipal Bonds include long-term, and for the Taxable Portfolio, taxable, obligations that are rated Baa or better at the date of purchase by Moody's, or BBB or better by S&P or Fitch or, if not rated, are of comparable quality as determined by the Manager on the basis of the Manager's credit evaluation of the obligor, or credit enhancement issued in support of the obligation.

        Municipal Bonds are debt obligations of states, cities, counties, municipalities and municipal agencies (all of which are generally referred to as "municipalities") which generally have a maturity at the time of issue of one year or more and which are issued to raise funds for various public purposes such as construction of a wide range of public facilities, to refund outstanding obligations and to obtain funds for institutions and facilities.

        The two principal classifications of Municipal Bonds are "general obligation" and "revenue" bonds. General obligation bonds are secured by the issuer's pledge of its faith, credit and taxing power for the payment of principal and interest. Issuers of general obligation bonds include states, counties, cities, towns and other governmental units. The principal of and interest on revenue bonds are payable from the income of specific projects or authorities and generally are not supported by the issuer's general power to levy taxes. For example, in some cases, revenues derived from specific taxes are pledged to support payments on a revenue bond. Revenue bonds are secured by tolls, rentals, mortgage payments, tuitions, fees, that is, by earnings. Among the projects financed by revenue bonds are housing projects, turnpikes, hospitals, power plants, airports, colleges, water and sewer systems, resource recovery and solid waste disposal systems--in fact, any municipal enterprise that sustains itself by the sale of a service to the public.


        In addition, certain kinds of "private activity bonds" are issued by public authorities to provide funding for various privately operated industrial facilities (hereinafter referred to as "industrial revenue bonds" or "IRBs"). Interest on the IRBs contained in the New York Portfolio and New Jersey Portfolio is generally exempt, with certain exceptions, from regular federal income tax pursuant to Section 103(a) of the Internal Revenue Code (the "Code"), provided the issuer and corporate obligor thereof continue to meet certain conditions. (See "Federal Income Taxes" herein.) IRBs are, in most cases, revenue bonds, and do not generally constitute the pledge of the credit of the issuer of such bonds. The payment of the principal of and interest on IRBs usually depends solely on the ability of the user of the facilities financed by the bonds or the other guarantor to meet its financial obligations and, in certain instances, on the pledge of real and personal property as security for payment. If there is no established secondary market for a particular IRB, the IRB or the participation interests in the IRB purchased by the Portfolios will be supported by letters of credit, guarantees or insurance that meet the quality criteria of the Portfolio and provide a demand feature which may be exercised by the Portfolios at any time to provide liquidity. Shareholders should note that the Portfolios may invest in IRBs acquired in transactions involving a Participating Organization. "Participating Organizations" are securities brokers, banks and financial institutions or other industry professionals or organizations that have entered into shareholder servicing agreements with the Fund's distributor, FAM Distributors, Inc. (the "Distributor"), with respect to investment of their customer accounts in the Fund.


(2) Municipal Notes include notes with remaining maturities of one year or less that are rated MIG-1, MIG-2, MIG-3 or MIG-4 at the date of purchase by Moody's; SP-1, SP-2, SP-3 or SP-4 by S&P or F-1, F-2 or F-3 by Fitch or, if not rated, are of comparable quality as determined by following procedures approved by the Board of Directors of the Fund. The principal kinds of Municipal Notes include tax anticipation notes, bond anticipation notes, revenue anticipation notes and project notes. Notes sold in anticipation of collection of taxes, a bond sale or receipt of other revenues are usually general obligations of the issuing municipality or agency. Project notes are issued by local agencies and are guaranteed by the United States Department of Housing and Urban Development. Project notes are also secured by the full faith and credit of the United States.

(3) Municipal Commercial Paper includes commercial paper that is rated Prime-1 or Prime-2 by Moody's, A-1 or A-2 by S&P, or F-1 or F-2 by Fitch or, if not rated, is of comparable quality as determined by following procedures approved by the Board of Directors of the Fund. Issues of Municipal Commercial Paper typically represent very short-term, unsecured, negotiable promissory notes. These obligations are often issued to meet seasonal working capital needs of municipalities or to provide interim construction financing, and are paid from general revenues of municipalities or are refinanced with long-term debt. In most cases Municipal Commercial Paper is backed by letters of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or other institutions which may be called upon in the event of default by the issuer of the Commercial Paper.

(4) Municipal Leases, which may take the form of a lease or an installment purchase or conditional sale contract, are issued by state and local governments and authorities to acquire a wide variety of equipment and facilities, such as fire and sanitation vehicles, telecommunications equipment and other capital assets. These types of municipal leases are considered illiquid and are subject to the 15% limitation on investments in illiquid securities as set forth under "Investment Restrictions" herein.

        Municipal Leases frequently have special risks not normally associated with general obligation or revenue bonds. Leases and installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass eventually to the governmental issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting the constitutional and statutory requirements for the issuance of debt. The debt-issuance limitations of many state constitutions and statutes are deemed to be inapplicable because of the inclusion in many leases or contracts of "non-appropriation" clauses that provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis. To reduce this risk, the Portfolios will only purchase Municipal Leases subject to a non-appropriation clause where the payment of principal and accrued interest is backed by an unconditional irrevocable letter of credit, a guarantee, insurance or other comparable undertaking of an approved financial institution.

        The Board of Directors may adopt guidelines and delegate to the Manager of the Portfolios, as the case may be, the daily function of determining and monitoring the liquidity of Municipal Leases. In making such determination, the Board and/or the Manager of the Portfolios, as the case may be, may consider such factors as the frequency of trades for the obligation, the number of other potential buyers and the nature of the marketplace for the obligations, including the time needed to dispose of the obligations and the method of soliciting offers. If the Board determines that any Municipal Leases are illiquid, such leases will be subject to the 15% limitation on investments in illiquid securities.

(5) Each Portfolio may also purchase any other federal tax-exempt and, where applicable, New York or New Jersey income tax-exempt obligations issued by or on behalf of states and municipal governments and their authorities, agencies, instrumentalities and political subdivisions, whose inclusion in a Portfolio would be consistent with such Portfolio's investment objectives and policies. Subsequent to its purchase by a Portfolio, a rated Municipal Obligation may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. Neither event will require sale of such Municipal Obligation by the applicable Portfolio, but the Manager will consider such event in determining whether such Portfolio should continue to hold the Municipal Obligation. To the extent that the ratings given to the Municipal Obligation or other securities held by such Portfolios are altered due to changes in either the Moody's, S&P or Fitch ratings systems (see "Description of Security Ratings and Notes" herein for an explanation of Moody's, S&P and Fitch ratings), the Manager will adopt such changed ratings as standards for its future investments in accordance with the investment policies contained in the Prospectus.

Floating Rate and Variable Rate Securities

The Portfolios may purchase floating rate and variable rate put option securities, or participation interests therein. Floating and variable rate put option securities bear a variable interest rate which generally is determined by the bond remarketing agent based on current market conditions, although certain issuers may set rates using a designated base rate or a specified percentage thereof. The rate of interest used is that rate which would enable the securities to be remarketed. These securities have a put feature which allows the holder to demand payment of the obligation on short notice at par plus accrued interest. Frequently, these securities are backed by letters of credit or similar liquidity facilities provided by banks.

The New York Portfolio and the New Jersey Portfolio may invest in participation interests purchased from banks in variable-rate tax-exempt securities owned by banks. A participation interest gives the purchaser an undivided interest in the tax-exempt security in the proportion that such Portfolio's participation interest bears to the total principal amount of the tax-exempt security and provides the demand repurchase feature described above. Participation interests are frequently backed by an irrevocable letter of credit or guarantee of a bank that the Manager has determined meets the prescribed quality standards for the Portfolio. The Portfolio has the right to sell the instrument back to the bank and draw on the letter of credit on demand, on seven days' notice, for all or any part of such Portfolio's participation interest in the tax-exempt security, plus accrued interest. The New York Portfolio and the New Jersey Portfolio intend to exercise the demand under the letter of credit only (i) upon a default under the terms of the documents of the tax-exempt security, (ii) as needed to provide liquidity in order to meet redemptions, or (iii) to maintain the investment quality of the portfolio. Banks will retain a service and letter of credit fee and a fee for issuing repurchase commitments in an amount equal to the excess of the interest paid on the tax-exempt securities over the negotiated yield at which the instruments are purchased by the Portfolio.

The Manager will monitor the pricing, quality and liquidity of the variable rate demand instruments held by the Portfolios, on the basis of published financial information, reports of rating agencies and other analytical services to which the Manager may subscribe. The Portfolios will purchase participation interests only if interest income on such interests will be tax-exempt when distributed as dividends to shareholders.

When-Issued Securities

New issues of certain Municipal Obligations are frequently offered on a when-issued basis. The payment obligation and the interest rate that will be received on the Municipal Obligations are each fixed at the time the buyer enters into the commitment although delivery and payment of the Municipal Obligations normally take place within 45 days after the date of the Portfolio's commitment to purchase. Although each Portfolio will only make commitments to purchase when-issued Municipal Obligations with the intention of actually acquiring them, each Portfolio may sell these securities before the settlement date if deemed advisable by the Manager.

Municipal Obligations purchased on a when-issued basis and the securities held by a Portfolio are subject to changes in value. Both generally change in the same way--experiencing appreciation when interest rates decline and depreciation when interest rates rise. These fluctuations in value are based upon the public's perception of the creditworthiness of the issuer and changes, real or anticipated, in the level of interest rates.

Purchasing Municipal Obligations on a when-issued basis can involve a risk that the yields available in the market when the delivery takes place may actually be higher or lower than those obtained in the transaction itself. A segregated account of the Fund consisting of cash or liquid securities equal to the amount of the when-issued commitments will be established at the respective Portfolio's custodian bank. For the purpose of determining the adequacy of the securities in the account, the deposited securities will be valued at market value. If the market value of such securities declines, additional cash or liquid securities will be placed in the account daily so that the value of the account will equal the amount of such commitments by the Portfolio. On the settlement date of the when-issued securities, the Portfolio will meet its obligations from then-available cash flow, sale of securities held in the separate account, sale of other securities or, although it would not normally expect to do so, from sale of the when-issued securities themselves (which may have a value greater or lesser than the Portfolio's payment obligations). Sale of securities to meet such obligations may result in the realization of capital gains or losses, which are not exempt from federal income tax.

Stand-by Commitments

When a Portfolio purchases Municipal Obligations it may also acquire stand-by commitments from banks and other financial institutions with respect to such Municipal Obligations. Under a stand-by commitment, a bank or broker-dealer agrees to purchase at the Portfolio's option a specified Municipal Obligation at a specified price with same day settlement. A stand-by commitment is the equivalent of a "put" option acquired by one of the Portfolios with respect to a particular Municipal Obligation held in such Portfolio.

The amount payable to a Portfolio upon its exercise of a stand-by commitment normally would be (i) the acquisition cost of the Municipal Obligation (excluding any accrued interest that the Portfolio paid on the acquisition), less any amortized market premium or plus an amortized market or original issue discount during the period the Portfolio owned the security, plus (ii) all interest accrued on the security since the last interest payment date during the period the security was owned by the Portfolio. Absent unusual circumstances relating to a change in market value, the Portfolio would value the underlying Municipal Obligation at amortized cost. Accordingly, the amount payable by a bank or dealer during the time a stand-by commitment is exercisable would be substantially the same as the market value of the underlying Municipal Obligation.

The right of each Portfolio to exercise a stand-by commitment is unconditional and unqualified. A stand-by commitment is not transferable by the Portfolio although it can sell the underlying Municipal Obligation to a third party at any time.

Each Portfolio expects that stand-by commitments generally will be available without the payment of any direct or indirect consideration. However, if necessary and advisable, the Portfolio may pay for stand-by commitments either separately in cash or by paying a higher price for portfolio securities which are acquired subject to such a commitment (thus reducing the yield to maturity otherwise available for the same securities). The total amount paid in either manner for outstanding stand-by commitments held in each Portfolio will not exceed 1/2 of 1% of the value of such Portfolio's total assets calculated immediately after each stand-by commitment was acquired.

Each Portfolio will enter into stand-by commitments only with banks and other financial institutions that, in the Manager's opinion, present minimal credit risks and, where the issuer of the Municipal Obligation does not have a sufficient quality rating, only if the issuer of the stand-by commitment has received a sufficient quality rating from an unaffiliated nationally recognized statistical rating organization or, if not rated, presents a minimal risk of default as determined by the Manager. Each Portfolio's reliance upon the credit of these banks and broker-dealers will be supported by the value of the underlying Municipal Obligation held by such Portfolio that is subject to the commitment.

Each Portfolio intends to acquire stand-by commitments solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes. The purpose of this practice is to permit a Portfolio to be fully invested in securities the interest on which, excluding the Taxable Portfolio, is exempt from regular federal income taxes, while preserving the necessary liquidity to purchase securities on a when-issued basis, to meet unusually large redemptions and to purchase at a later date securities other than those subject to the stand-by commitment.

The acquisition of a stand-by commitment will not affect the valuation or assumed maturity of the underlying Municipal Obligation, which will continue to be valued in accordance with the amortized cost method. Stand-by commitments acquired by each Portfolio will be valued at zero in determining net asset value. In those cases in which one of the Portfolios paid directly or indirectly for a stand-by commitment, its cost will be reflected as unrealized depreciation for the period during which the commitment is held by such Portfolio. Stand-by commitments will not affect the dollar-weighted average maturity of the Portfolio. The maturity of a security subject to a stand-by commitment is longer than the stand-by repurchase date.

The stand-by commitments that each Portfolio may enter into are subject to certain risks, which include the ability of the issuer of the commitment to pay for the securities at the time the commitment is exercised, the fact that the commitment is not marketable by such Portfolio, and that the maturity of the underlying security will generally be different from that of the commitment.

In addition, a Portfolio may apply to the Internal Revenue Service for a ruling, or seek from its counsel an opinion, that interest on Municipal Obligations subject to stand-by commitments will be exempt from regular federal income taxation (see "Federal Income Taxes" herein). In the absence of a favorable tax ruling or opinion of counsel, a Portfolio will not engage in the purchase of securities subject to stand-by commitments. The New Jersey Portfolio may apply to the New Jersey Division of Taxation for a ruling that income from the stand-by commitments will be exempt from the New Jersey gross income tax.

Municipal Bond Insurance

The Portfolios may purchase municipal securities covered by insurance which guarantees the timely payment of principal at maturity and interest on such securities. These insured municipal securities are either (1) covered by an insurance policy applicable to a particular security, whether obtained by the issuer of the security or by a third party (Issuer-Obtained Insurance) or (2) insured under master insurance policies issued by municipal bond insurers, which may be purchased by the Portfolios. The premiums for the policies may be paid by the Portfolios and the yield on the Portfolios' investments may be reduced thereby.

The Portfolios may require or obtain municipal bond insurance when purchasing municipal securities which would not otherwise meet the Portfolios' quality standards. The Portfolios may also require or obtain municipal bond insurance when purchasing or holding specific municipal securities, when, in the opinion of the Manager, such insurance would benefit the Portfolios (for example, through improvement of portfolio quality or increased liquidity of certain securities). Issuer-Obtained Insurance policies are non-cancellable and continue in force as long as the municipal securities are outstanding and their respective insurers remain in business. If a municipal security is covered by Issuer-Obtained Insurance then such security need not be insured by the policies purchased by the Portfolio.

Taxable Securities

The New York Portfolio and the New Jersey Portfolio will generally attempt to invest up to 100% of their net assets in tax-exempt Municipal Bonds. However, if the Manager determines that the Portfolios should assume a temporary defensive position due to adverse market conditions or in other appropriate circumstances, the New York Portfolio and the New Jersey Portfolio may invest up to 100% of the value of their net assets in securities of the kind described below, the interest income on which is subject to federal and New York State and New York City personal income taxes or New Jersey gross income tax, respectively. The Taxable Portfolio will generally attempt to invest up to 100%, and as a matter of fundamental policy invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in taxable securities.

For purposes of the New York Portfolio and the New Jersey Portfolio, investments in taxable securities will be substantially in securities issued or guaranteed by the United States government (such as bills, notes and bonds), its agencies, instrumentalities or authorities, highly-rated corporate debt securities (rated AA or better by S&P or Fitch, or Aa3 or better by Moody's); prime commercial paper (rated A-1 by S&P, P-1 by Moody's or F-1 by Fitch); and certificates of deposit of the 100 largest domestic banks (in terms of assets) which are subject to regulatory supervision by the United States government or state governments and the 50 largest foreign banks (in terms of assets) with branches or agencies in the United States. Investments in certificates of deposit of foreign banks and foreign branches of United States banks may involve certain risks, including different regulations, use of different accounting procedures, political or other economic developments, exchange controls, or possible seizure or nationalization of foreign deposits. For purposes of the Taxable Portfolio, taxable securities will be substantially in Taxable Municipal Bonds as well as in the securities described in this paragraph.

Repurchase Agreements

Each Portfolio may invest in instruments subject to repurchase agreements with securities dealers or member banks of the Federal Reserve System. Under the terms of a typical repurchase agreement, the Portfolio will acquire an underlying debt instrument for a relatively short period (usually not more than one week) subject to an obligation of the seller to repurchase and the Portfolio to resell the instrument at a fixed price and time, thereby determining the yield during the Portfolio's holding period. This results in a fixed rate of return insulated from market fluctuation during such period. A repurchase agreement is subject to the risk that the seller may fail to repurchase the security.

Repurchase agreements may be deemed to be loans under the 1940 Act. All repurchase agreements entered into by each Portfolio, at all times during the period of the agreements, shall be fully collateralized as follows: (i) the value of the underlying security shall be at least equal to the amount of the loan, including the accrued interest thereon, and (ii) the Portfolio or its custodian shall have possession of the collateral, which the Manager believes will give it a valid, perfected security interest in the collateral. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Portfolio but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Portfolio may suffer time delays and incur costs in connection with the disposition of the collateral. The Manager believes that the collateral underlying repurchase agreements may be more susceptible to claims of the seller's creditors than would be the case with securities owned by the Portfolio.

It is expected that repurchase agreements will give rise to income which will not qualify as tax-exempt income when distributed by the Portfolio. A Portfolio will not invest in a repurchase agreement maturing in more than seven days if any such investment together with illiquid securities held by such Portfolio exceeds 15% of such Portfolio's net assets. (See Investment Restriction Number 6 herein.) Repurchase agreements are subject to the same risks described herein for stand-by commitments.

INVESTMENT RESTRICTIONS

The Fund has adopted the following fundamental investment restrictions which apply to each Portfolio (except where application to only a particular Portfolio is specified) and which may not be changed unless approved by a majority of the outstanding shares of the Portfolio affected by such a change. The term "majority of the outstanding shares" means the vote of the lesser of (i) 67% or more of the shares of a Portfolio present at a meeting, if the holders of more than 50% of the outstanding shares of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Portfolio. The Portfolios may not:

(1) Make portfolio investments other than as described under "Investment Objectives, Policies and Risks" of the respective Portfolio or any other form of taxable or federal tax-exempt investment, where applicable, which meets the Portfolio's quality criteria, as determined by the Board of Directors and which is consistent with the Portfolio's objectives and policies.

(2) Borrow money. This restriction shall not apply to borrowing from banks for temporary or emergency (not leveraging) purposes, including the meeting of redemption requests that might otherwise require the untimely disposition of securities, in an amount up to 15% of the value of the Portfolio's total assets (including the amount borrowed) valued at market less liabilities (not including the amount borrowed) at the time the borrowing was made. While borrowings exceed 5% of the value of a Portfolio's total assets, such Portfolio will not make any investments. Interest paid on borrowings will reduce net income.

(3) Pledge, hypothecate, mortgage or otherwise encumber its assets, except in an amount up to 15% of the value of its total assets and only to secure borrowings for temporary or emergency purposes.

(4) Sell securities short or purchase securities on margin, or engage in the purchase and sale of put, call, straddle or spread options or in writing such options, except to the extent that securities subject to a demand obligation and stand-by commitments may be purchased as set forth under "Investment Objectives, Policies and Risks" of the respective Portfolio.

(5) Underwrite the securities of other issuers, except insofar as the Portfolio may be deemed an underwriter under the Securities Act of 1933 in disposing of a portfolio security.

(6) Purchase securities subject to restrictions on disposition under the Securities Act of 1933 ("restricted securities"). The Portfolios will not invest more than an aggregate of 15% of their net assets in a repurchase agreement maturing in more than seven days, variable rate demand instruments exercisable in more than seven days and securities that are not readily marketable.

(7) Purchase or sell real estate, real estate investment trust securities, commodities or commodity contracts, or oil and gas interests, but this shall not prevent the Portfolio from investing in Municipal Obligations secured by real estate or interests in real estate.

(8) Make loans to others, except through the purchase of portfolio investments, including repurchase agreements, as described under "Investment Objectives, Policies and Risks" of the respective Portfolio.

(9) For purposes of the New York Portfolio and the New Jersey Portfolio, purchase more than 10% of all outstanding voting securities of any one issuer or invest in companies for the purpose of exercising control.

(10) Invest more than 25% of its assets in the securities of "issuers" in any single industry, provided there shall be no limitation on the New York Portfolio to purchase New York Municipal Obligations or on the New Jersey Portfolio to purchase New Jersey Municipal Obligations and other obligations issued or guaranteed by the United States government, its agencies or instrumentalities. When the assets and revenues of an agency, authority, instrumentality or other political subdivision are separate from those of the government creating the issuing entity and a security is backed only by the assets and revenues of the entity, the entity is deemed to be the sole issuer of the security. Similarly, in the case of an industrial revenue bond, if that bond is backed only by the assets and revenues of the non-governmental user, then such non-governmental user is deemed to be the sole issuer. If, however, in either case, the creating government or some other entity, such as an insurance company or other corporate obligor, guarantees a security or a bank issues a letter of credit, such a guarantee or letter of credit is considered a separate security and will be treated as an issue of such government, other entity or bank.

(11) Invest in securities of other investment companies, except (i) the Portfolios may purchase unit investment trust securities where such unit investment trusts meet the investment objectives of the Portfolios and then only up to 5% of the Portfolios' net assets, except as they may be acquired as part of a merger, consolidation or acquisition of assets and
        (ii) with respect to the New York Portfolio, the New Jersey Portfolio and the Taxable Portfolio as permitted by Section 12(d) of the 1940 Act.

(12) Issue senior securities, except insofar as the Fund may be deemed to have issued a senior security in connection with any permitted borrowing.

If a percentage restriction is adhered to at the time of an investment, a later increase or decrease in percentage resulting from a change in values of portfolio securities or in the amount of a Portfolio's assets will not constitute a violation of such restriction.

MANAGEMENT OF THE FUND
--------------------------------------------------------------------------------


The Fund's Board of Directors, which is responsible for the overall management and supervision of the Fund, has employed Fund Asset Management, L.P., a subsidiary of Merrill Lynch & Co., Inc., to serve as investment manager of the Fund. The Manager provides personnel satisfactory to the Fund's Board of Directors to serve as officers and portfolio managers of the Fund. Such officers, as well as certain other employees and directors of the Fund, may be directors or officers of the Manager or employees of the Manager or its affiliates.

The Board has an Audit Committee that meets at least annually to select, oversee and set the compensation of the Fund's independent accountants. The Audit Committee is responsible for pre-approving all audit and non-audit services performed by the accountants for the Fund and for pre-approving certain non-audit services performed by the accountants for the Manager and certain control persons of the Manager. The Audit Committee also meets with the Fund's accountants to review the Fund's financial statements and to report on its findings to the Board, and to provide the accountants the opportunity to report on various other matters. The members of the Committee are Mone Anathan III, Victor Chang, Ezekiel Peach, Jr. and Penny Zuckerwise. The Audit Committee met twice during the fiscal year ended November 30, 2005.

The Board also has a Nominating Committee comprised of Victor Chang, Ezekiel Peach, Jr., Mone Anathan III and Penny Zuckerwise, to whose discretion the selection and nomination of directors who are not "interested persons," as defined in the 1940 Act, of the Fund is committed. The Nominating Committee did not meet during the fiscal year ended November 30, 2005. The Nominating Committee currently does not consider nominees recommended by shareholders.



The Directors, nominees and officers of the Fund and their principal occupations during the past five years are set forth below.



                                       Term of                                          Number of
                                       Office                                           Funds in
                                        and                     Principal                 Fund                Other
       Name,          Position(s)     Length of                Occupation(s)             Complex          Directorships
   Address and         held with       Time                   During Past 5            Overseen             Held by
        Age            the Fund       Served1                     Years                by Director          Director
-------------------   ------------    ----------   ---------------------------------   -----------  ----------------------
Interested Director

Allen G. Botwinick    Chairman and    Since 2004   Retired. Employee Consultant of         3        None
90 State House          Director                   Advest, Inc. from 2004 to 2005.
Square                                             Executive Vice President
Hartford, CT  06103                                of Administration and Operations,
                                                   The Advest Group, Inc. and
                                                   Advest, Inc. from 1992 to 2004.

                                       Term of                                          Number of
                                       Office                                           Funds in
                                        and                     Principal                 Fund                Other
       Name,          Position(s)     Length of                Occupation(s)             Complex          Directorships
   Address and         held with        Time                   During Past 5            Overseen             Held by
        Age            the Fund       Served1                     Years                by Director          Director
-------------------   ------------    ----------   ---------------------------------   -----------  ----------------------
Age 62

Disinterested Directors

Mone Anathan III        Director      Since 2004   Dean's Council, Harvard Divinity         3       Director, Brookstone,
99 Garden Street                                   School, 2004 to present. Student,                Inc. (specialty
Cambridge, MA                                      Harvard Divinity School, 1997 to                 retailer), since 1989.
02136                                              2003. President, Filene's
Age 66                                             Basement (off-price retailer)
                                                   from 1995 to August 1997.

Victor Chang            Director      Since 1990   Retired. Guest lecturer and              3       None
One Federal Street                                 researcher for central banks and
Boston, MA 02110                                   the U.S. and foreign
Age:  67                                           governments.  Economic investment
                                                   consultant, Fuji Securities, Inc.
                                                   (retired, October 1998).

Ezekiel Russell         Director      Since 2004   Retired, December 1999 to                3       Trustee of Salem Five
Peach, Jr.                                         present; Robert Finnegan & Lynah,                Cent Savings Bank.
137 Atlantic Avenue                                PC (public accounting),
Marblehead, MA                                     partner/principal, 1968 to
01945                                              December 1999.
Age:  72

Penny Zuckerwise        Director      Since 2002   Chief Executive Officer, Utendahl        3       Current Board/Advisory
Utendahl Capital                                   Capital Management, L.P, an asset                Board positions
Management, L.P.                                   management firm, 2004 to present.                include BBR Partners,
30 Broad Street,                                   Principal and founder, Wiserock                  an asset management
21st Floor                                         L.L.C. since 1999, a company                     and advisory services
New York, NY 10004                                 which provides strategy,                         firm, Lioness Capital
Age:  50                                           management oversight and business                partners, a private
                                                   advice.  Co-founder, general                     equity fund investing
                                                   partner and governing board                      in women and minority
                                                   member, Boldcap Ventures LLC                     owned companies, and
                                                   (formerly Angels4equity) since                   Colspace, a software
                                                   June 2000, a private equity                      based knowledge
                                                   investment fund.                                 management company.



----------
/1/ Each Director will hold office for an indefinite term until the earliest of (i) the next meeting of shareholders, if any, called for the purpose of considering the election or re-election of such Director and until the election and qualification of his or her successor, if any, elected at such meeting, or (ii) the date a Director resigns or retires, or a Director is removed by the Board of Directors or shareholders, in accordance with the Fund's By-Laws, as amended, and Articles of Incorporation, as amended. Each officer will hold office for an indefinite term until the date he or she resigns or retires or until his or her successor is elected and qualifies.



Certain biographical and other information about the officers of the Fund is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of Merrill Lynch Investment Managers, L.P. ("MLIM")/FAM-advised funds overseen and any public directorships:



                                         Term of
                                         Office**                                                Number Of
  Name, Address*       Position(S)      and Length                                               MLIM/FAM-
       and            Held with the         of             Principal Occupation During         Advised Funds          Public
       Age                Fund         Time Served               Past Five Years                 Overseen         Directorships
-----------------   ----------------   -----------   --------------------------------------   ----------------   ---------------
Robert C. Doll,     President          President     President of the MLIM/FAM-advised        132 registered     None
Jr. (51)                               since 2006    funds since 2005; President of MLIM      investment
                                                     and FAM since 2001; Co-Head (Americas    companies
                                                     Region) thereof from 2000 to 2001 and    consisting of
                                                     Senior Vice President from 1999 to       180 portfolios
                                                     2001; President and Director of
                                                     Princeton Services, Inc. ("Princeton
                                                     Services") since 2001; President of
                                                     Princeton Administrators, L.P.
                                                     ("Princeton Administrators") since
                                                     2001; Chief Investment Officer of
                                                     OppenheimerFunds, Inc. in 1999 and
                                                     Executive Vice President thereof from
                                                     1991 to 1999.

Donald C. Burke     Vice President     Vice          First Vice President of MLIM and FAM     140 registered     None
(45)                and Treasurer      President     since 1997 and Treasurer thereof since   investment
                                       and           1999; Senior Vice President and          companies
                                       Treasurer     Treasurer of Princeton Services since    consisting of
                                       since 2006    1999 and Director since 2004; Vice       188 portfolios
                                                     President of FAM
                                                     Distributors, Inc. ("FAMD")
                                                     since 1999 and Director
                                                     since 2004; Vice President
                                                     of MLIM and FAM from 1990
                                                     to 1997; Director of
                                                     Taxation of MLIM from 1990
                                                     to 2001; Vice President,
                                                     Treasurer and Secretary of
                                                     the IQ Funds since 2004.

Theodore R.         Vice President     Vice          Managing Director of MLIM since 2005;    9 registered        None
Jaeckel, Jr. (46)   and Co-Portfolio   President     Director (Municipal Tax-Exempt Fund      investment
                    Manager            since 2006    Management) of MLIM from 1997 to 2005;   companies
                                                     Vice President of MLIM from 1991 to      consisting of
                                                     1997.                                    11 portfolios

Timothy T. Browse   Vice President     Vice          Vice President (Municipal Tax-Exempt     5 registered        None
(47)                and Co-Portfolio   President     Fund Management) of MLIM since 2004;     investment
                    Manager            since 2006    Vice President, portfolio manager and    companies
                                                     team leader of the Municipal             consisting of
                                                     Investments                              7 portfolios
                                                     Team with Lord Abbett & Co. from 2000
                                                     to 2003; Vice President and portfolio
                                                     manager in the municipal fund
                                                     management group of Eaton Vance
                                                     Management, Inc.
                                                     from 1992 to 2000.

Jeffrey Hiller      Chief Compliance   Chief         Chief Compliance Officer of the          141registered       None
(54)                Officer            Compliance    MLIM/FAM-advised funds and First Vice    investment
                                       Officer       President and Chief Compliance Officer   companies
                                       since 2006    of MLIM (Americas Region) since 2004;    consisting of
                                                     Chief Compliance Officer of the IQ       189 portfolios
                                                     Funds since 2004; Global Director of
                                                     Compliance at Morgan Stanley
                                                     Investment Management from 2002 to
                                                     2004; Managing Director and Global
                                                     Director of Compliance at Citigroup
                                                     Asset Management from 2000 to 2002;
                                                     Chief Compliance Officer at Soros Fund
                                                     Management in 2000; Chief Compliance
                                                     Officer at Prudential Financial from
                                                     1995 to 2000; Senior Counsel in the
                                                     Commission's Division of Enforcement
                                                     in Washington, D.C. from 1990 to 1995.

Alice A.            Secretary          Secretary     Director (Legal Advisory) of MLIM        133 registered      None
Pellegrino (46)                        since         since 2002; Vice President of MLIM       investment
                                       2006          from 1999 to 2002; Attorney associated   companies
                                                     with MLIM since 1997; Secretary of       consisting of
                                                     MLIM, FAM, FAMD and Princeton Services   181
                                                     since 2004.                              portfolios



-------------------
*   The address of each officer is P.O. Box 9011, Princeton, New Jersey
    08543-9011.
** Each officer is elected by and serves at the pleasure of the Board of Directors of the Fund.

The following table shows the dollar range of Fund shares beneficially owned by each director as of December 31, 2005:



                                                    Aggregate Dollar Range of
                             Dollar Range of     Equity Securities in All Funds
                                  Equity          Overseen or to be Overseen by
Name of                     Securities in the   Director or Nominee in Family of
Director                           Fund               Investment Companies
--------------------------  ------------------  --------------------------------

Disinterested Directors

Mone Anathan III                   None                       None

Victor Chang                       None                       None

Ezekiel Russell Peach, Jr.         None                       None

Penny Zuckerwise                   None                       None

Interested Directors

Allen G. Botwinick                 None                       None

The table below illustrates that the Portfolios paid an aggregate remuneration of $26,000 to the disinterested directors of the Fund for the period ended November 30, 2005.



                                              COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------
                              Aggregate          Pension or
                             Compensation     Retirement Benefits    Estimated Annual     Total Compensation
                             From Fund for     Accrued as Part of      Benefits Upon       From Fund Complex
           Name               Fiscal Year       Fund Expenses           Retirement        Paid to Directors/1/
--------------------------------------------------------------------------------------------------------------
Mone Anathan III             $       6,250    $                 0    $              0    $              6,250
Victor Chang                 $       6,250    $                 0    $              0    $              6,250
Ezekiel Russell Peach, Jr.   $       7,250    $                 0    $              0    $              7,250
Penny Zuckerwise             $       6,250    $                 0    $              0    $              6,250



----------
/1/ The total compensation paid to such persons by the Fund Complex for the fiscal year ending November 30, 2005. The Fund Complex consists of the three Portfolios of the Fund.


                                 CODE OF ETHICS


The Fund, the Manager and the Distributor have adopted a joint Code of Ethics under Rule 17j-1 of the 1940 Act. The Code of Ethics restricts the personal investing activities of certain Access Persons and others, as defined in the Code of Ethics. The primary purpose of the Code of Ethics is to ensure that these investing activities do not disadvantage the Fund. Such Access Persons are generally required to pre-clear security transactions with the compliance officer or the compliance officer's designee and to report all transactions on a regular basis. The compliance officer or the compliance officer's designee has the responsibility for interpreting the provisions of the Code of Ethics, for adopting and implementing procedures for the enforcement of the provisions of the Code of Ethics, and for determining whether a violation has occurred. In the event of a finding that a violation has occurred, the compliance officer or designee shall take appropriate action. The Fund, Distributor, and Manager have developed procedures for administration of the Code of Ethics.


                              PROXY VOTING POLICIES


Information regarding how the Portfolios voted proxies relating to portfolio securities during the 12-month period ended June 30 is available without charge through the Fund's website at http://www.lebenthalfunds.com and on the Securities and Exchange Commission's (the "SEC") website at http://www.sec.gov. The Manager's proxy voting policies and procedures are attached to this SAI as Appendix A.


CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
--------------------------------------------------------------------------------


On March 24, 2006 there were 10,792,141; 613,009; 894,144; and 782,666 shares of the New York - Class A Portfolio, New York - Class B Portfolio, New Jersey Portfolio, and Taxable Portfolio outstanding, respectively. As of March 24, 2006 the amount of shares owned by all officers and directors of the Fund, as a group, was less than 1% of the outstanding shares. As of March 24, 2006, Merrill Lynch, Pierce, Fenner & Smith, Inc., located at 4800 Deer Lake Drive East, Floor 2, Jacksonville, Florida 32246-6484, was the holder of record of the following percentages of the outstanding shares of each Portfolio:

New York Portfolio -- Class A   95%
New York Portfolio -- Class B   87%
New Jersey Portfolio            96%
Taxable Portfolio               83%


INVESTMENT ADVISORY AND OTHER SERVICES
--------------------------------------------------------------------------------


Fund Asset Management, L.P., the Fund's Manager, has its principal office at 800 Scudders Mill Road, Plainsboro, New Jersey, 08536. The Manager manages the Fund's investments and its business operations subject to the oversight of the Fund's Board of Directors. The Manager has the responsibility for making all investment decisions for the Fund.

The Manager was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. The Manager and its affiliates had approximately $567 billion in investment company and other portfolio assets under management as of February 2006.

Pursuant to the Management Contracts, the Manager manages the portfolio of securities of each of the Portfolios and makes decisions with respect to the purchase and sale of investments, subject to the general control of the Fund's Board of Directors. For its services under the Management Contracts, the Manager is entitled to receive a management fee for its services, calculated daily and payable monthly, equal to 0.25% of each of the Portfolios' average daily net assets not in excess of $50 million, 0.225% of such assets between $50 million and $100 million and 0.20% of such assets in excess of $100 million. The Manager may, at its discretion, waive all or a portion of its fees under each Management Contract. There can be no assurance that such fees will be waived in the future.



The Management Contracts for each Portfolio were approved by the Board of Directors, including a majority of the directors who are not interested persons (as defined in the 1940 Act) of the Fund (the "Disinterested Directors"), on November 29, 2005, for the New York Portfolio, the New Jersey Portfolio and the Taxable Portfolio. The Management Contracts were approved by a majority of each Portfolio's shareholders at a special meeting held on March 10, 2006.

In determining whether to approve the Management Contracts, the Board considered information about, among other things, (i) the Manager, its experience in managing municipal funds and its compliance resources, (ii) the nature and extent of the services to be provided by the Manager under the terms of the Management Contracts, (iii) the historical investment performance of the Portfolios, similar funds managed by the Manager, and a peer group of investment companies selected by Lipper Analytical Services and by the Manager, (iv) the level of the proposed management fee under the Management Contracts, and (v) the extent to which economies of scale would be realized as the Portfolios grew and whether fee levels would reflect those economies of scale. The Disinterested Directors also relied upon the assistance of counsel to the Disinterested Directors and counsel to the Fund. The Board based its decision on an evaluation of these and other factors as a whole and did not consider any one factor as all-important or controlling.

The Management Contract for each Portfolio has an initial term which extends for a two-year period, and may be continued in force thereafter for successive twelve-month periods beginning each December 1, provided that such continuance is specifically approved annually by majority vote of each of the Portfolio's outstanding voting securities or by its Board of Directors. In either case, a majority of the directors, who are not parties to the Management Contracts or interested persons of any such party, must cast votes in person at a meeting for the purpose of voting on such matter.


The Management Contract for each Portfolio is terminable without penalty by such Portfolio on sixty days' written notice when authorized either by majority vote of its outstanding voting shares or by a vote of a majority of its Board of Directors, or by the Manager on sixty days' written notice, and will automatically terminate in the event of its assignment. The Management Contract for each Portfolio provides that in the absence of willful misfeasance, bad faith or gross negligence on the part of the Manager, or of reckless disregard of its obligations thereunder, the Manager shall not be liable for any action or failure to act in accordance with its duties thereunder.


The following table indicates the fees that the Fund paid to Boston
Advisors, Inc., the Predecessor Manager, to each Portfolio through December 2, 2005, under the management contracts with the Predecessor Manager (the "Predecessor Management Contracts") for the last three fiscal years:

                      FEES PAID TO THE PREDECESSOR MANAGER



                                                  Fiscal Year Ended November 30,
Portfolio                                     2005            2004             2003
-------------------------------------------------------------------------------------
New York
  Gross Fee earned pursuant to
    Predecessor Management Contract     $     377,403   $     396,903   $     398,818
  Management fee reimbursed                         0   $          --              --
                                        -------------   --------------  -------------
  Net fee paid to Predecessor Manager   $     377,403   $     396,903   $     398,818

  Net Assets                            $ 146,800,048   $ 167,396,143   $ 186,481,296

New Jersey
  Gross Fee earned pursuant to
    Predecessor Management Contract     $      32,749   $      35,580   $      35,177
  Management fee reimbursed             $      32,749   $      24,838   $      21,829
                                        -------------   --------------  -------------
  Net fee paid to Predecessor Manager               0   $      10,742   $      13,348

  Net Assets                            $  10,522,295   $  13,462,863   $  14,932,927

Taxable
  Gross Fee earned pursuant to
    Predecessor Management Contract     $      43,666   $      48,606   $      48,220
  Management fee reimbursed             $      37,802   $      10,356              --
                                        -------------   --------------  -------------
  Net fee paid to Predecessor Manager   $       5,864   $      38,250   $      48,220

  Net Assets                            $  12,996,684   $  18,426,849   $  20,118,082

Administrator


The Fund's administrator is State Street Bank and Trust Company (the "Administrator"), a Massachusetts trust company, which has its principal office at 225 Franklin Street, Boston, Massachusetts 02111. The Administrator also serves as administrator of other mutual funds.


Pursuant to the administration agreement (the "Administration Agreement"), the Administrator provides all administrative services reasonably necessary for each Portfolio, other than those provided by the Manager, subject to the supervision of the Fund's Board of Directors. Because of the services rendered to a Portfolio by the Administrator and the Manager, the Portfolio itself may not require any employees other than its officers, none of whom receive compensation from the Portfolio.


Under the Administration Agreement with the New York Portfolio, the New Jersey Portfolio and the Taxable Portfolio, the Administrator provides administrative services including, without limitation: (i) services of personnel competent to perform such administrative and clerical functions as are necessary to provide effective administration of the Portfolio, (ii) assisting Fund officers in preparing Portfolio tax returns, (iii) in conjunction with Fund counsel, preparing and filing all Blue Sky filings, reports and renewals, (iv) coordinating the preparation and distribution of all materials for directors, including the agenda for meetings and all exhibits thereto, and actual and projected quarterly summaries, (v) coordinating the activities of the Manager, custodian, legal counsel and independent accountants, (vi) monitoring daily and periodic compliance with respect to all requirements and restrictions of the 1940 Act, the Code and the Prospectus, (vii) monitoring daily the Portfolios' accounting services agent's calculation of all income and expense accruals, sales and redemptions of capital shares outstanding, (viii) evaluating expenses, projecting future expenses, and processing payments of expenses, and (ix) monitoring and evaluating performance of bookkeeping and related services by State Street Bank and Trust Company, the bookkeeping agent for the Portfolios.


For the services rendered by the Administrator, the Fund pays the Administrator a fee, computed daily and payable monthly, equal to 0.08% per annum of the average daily net assets of each Portfolio up to $125 million, 0.06% per annum of the average daily net assets of each of the Portfolios of the next $125 million and 0.04% of such assets of each of the Portfolios in excess of $250 million. There is a minimum annual fee payable of $165,000 by the Fund. The Administration Agreement's initial term extended to December 1, 1999. Since then, the Administration Agreement has been terminable at any time, without the payment of any penalty, by the Fund or the Administrator on sixty days' written notice.


The following table indicates the fees that the Fund paid to the Administrator for the last three fiscal years:

                         FEES PAID TO THE ADMINISTRATOR


------------------------------------------------------------------------------
                                           Fiscal Year Ended November 30,
Portfolio                              2005           2004            2003
------------------------------------------------------------------------------
New York                          $    152,748   $     151,140   $     146,738
New Jersey                        $     22,819   $      15,738   $      12,020
Taxable                           $     26,396   $      19,802   $      15,921


Disclosure of Portfolio Holdings

It is the general policy of the Fund that neither the Portfolios nor their service providers may disclose a Portfolio's portfolio holdings information to any current or potential investor in the Portfolios, including individuals, institutions and financial intermediaries, in advance of the date such information is disclosed publicly by the Portfolios. The Board of Directors has adopted policies and procedures relating to disclosure of a Portfolio's portfolio securities. These policies and procedures are designed to provide a framework for disclosing information regarding portfolio holdings, portfolio composition or other portfolio characteristics consistent with applicable regulations of the federal securities laws and general principles of fiduciary duty relating to Portfolio shareholders.

Generally, each Portfolio's portfolio holdings information is filed with the SEC on a quarterly basis within the time period required under the SEC's rules. In addition, the Portfolios' holdings, excluding cash and short-term instruments, are published monthly, as soon as practicable after the end of the month to which the information applies, on the Fund's website at http://www.lebenthalfunds.com. A Portfolio may make information about its portfolio holdings available in other circumstances from time to time as long as the information is made available to investors generally. Any disclosure of a Portfolio's holdings information pursuant to this paragraph must be authorized in advance by the Fund's President, an Executive Vice President or Vice President, Treasurer or Chief Compliance Officer. For instance, a Portfolio may, if approved, disseminate information about its portfolio holdings by one or more of the following methods:

        . a press release through a widely circulated news or wire service;

        . an announcement at a press conference, invitations to which are widely circulated or to which the public is generally invited;

        . an interview with a portfolio manager of a Portfolio if made widely available, such as publication in a magazine or newspaper or shown on television or broadcast on radio; or

        .       through a filing accessible through the SEC's EDGAR database.

The Portfolios rely on various service providers (including the Manager) and other affiliated and/or unaffiliated entities, to perform all services relating to the Portfolios' operations. Some services, such as custody, fund audits, proxy voting, compliance testing, and pricing of portfolio securities, require that the service provider have almost continuous access to information about a Portfolio's current portfolio holdings. Other service providers, such as lawyers and accountants, are permitted to review information about a Fund's current portfolio holdings on a periodic basis.

In connection with actual or potential portfolio transactions, a Portfolio may elect to identify portfolio securities to brokers. The portfolio manager may also post to potential counterparties, on Bloomberg or by other means, portfolio holdings that the Portfolio may contemplate disposing.

It is the Fund's policy to grant access to portfolio information in the above and other appropriate circumstances only to the extent necessary so that the provider may perform its services relating to the Portfolios' operations and the provider is subject to a duty of confidentiality, including a duty not to trade on the non-public information.

In addition, the Fund permits disclosure of non-public portfolio holdings information to third parties, on a monthly or quarterly basis as soon as practicable within the end of the period, in the following very limited circumstances where a Portfolio or a service provider has legitimate business purposes for doing so and the recipients are subject to a duty of confidentiality, including a duty not to trade on the non-public information:

        . To rating agencies whose purpose in receiving that information is to compile and publish ratings and related information about the Portfolios, provided such rating agencies are required in writing to maintain the confidentiality of that information at least until such time that the Portfolios publicly disclose that information.

        . To other third parties, such as financial intermediaries, provided such entities are required in writing to maintain the confidentiality of that information at least until such time that the Portfolios publicly disclose that information and to use such information only for the purposes specified in such agreement.

It is also the policy of the Fund that none of the Portfolios or their service providers may enter into any arrangements pursuant to which they will receive compensation or other consideration directly or indirectly in return for the disclosure of non-public information about a Portfolio's holdings.


Compliance with the Fund's portfolio holdings disclosure policy is subject to periodic review by the Board of Directors, including a review of any potential conflicts of interest between the Fund and the Manager. Any change to the policy to expand the categories of entities to which portfolio holdings may be disclosed or an increase in the purposes for which such disclosure may be made would be subject to approval by the Board of Directors and, reflected, if appropriate, in a supplement to the Fund's SAI.


COUNSEL AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, act as legal counsel to the Fund.


Deloitte & Touche LLP, 750 College Road East, Princeton, New Jersey, an independent registered public accounting firm, has been selected as auditors for the Fund.


CUSTODIAN, TRANSFER AGENT AND DIVIDEND AGENT

State Street Bank and Trust Company, 801 Pennsylvania, Kansas City, Missouri 64105, is custodian for the Fund's cash and securities. The custodian does not assist in, and is not responsible for, investment decisions involving assets of the Fund. The Fund retains Boston Financial Data Services, the delegatee of State Street Bank and Trust Company, 330 West 9th Street, Kansas City, Missouri 64105, to perform transfer agency related services for the Fund.

DISTRIBUTION AND SERVICE PLANS


Pursuant to Rule 12b-1 (the "Rule") under the 1940 Act, the SEC requires that an investment company which bears any direct or indirect expense of distributing its shares must do so only in accordance with a plan permitted by the Rule. The Fund's Board of Directors has adopted distribution and service plans on behalf of each Portfolio (the "Plans").

In accordance with the Rule, the Plans provide that all written agreements relating to each Plan entered into between either the Portfolios or the Distributor and Participating Organizations or other organizations must be in a form satisfactory to the Fund's Board of Directors. In addition, the Plans require the Fund and the Distributor to prepare, at least quarterly, written reports setting forth all amounts expended for distribution purposes by the Portfolio and the Distributor pursuant to each Plan and identifying the distribution activities for which those expenditures were made.


The Distributor for the Fund is FAM Distributors, Inc., with offices at 800 Scudders Mill Road Plainsboro, New Jersey 08536. The Distributor is a wholly owned subsidiary of Merrill Lynch & Co., Inc. The Distributor is a registered broker-dealer. Prior to December 2, 2005, the distributor of the Fund was Advest, Inc. (the "Predecessor Distributor"). The distribution agreement between the Fund and the Predecessor Distributor (the "Predecessor Distribution Agreement") remained in effect through December 2, 2005, when the Predecessor Distributor was replaced by the Distributor in connection with the Reorganization.


The New York Portfolio


Pursuant to its Plans, the Fund, on behalf of the New York Portfolio, and the Distributor have entered into Distribution Agreements with respect to the Class A and Class B shares. Under the Distribution Agreement for the Class A shares, the Distributor receives from the Class A shares of the New York Portfolio a fee equal to 0.25% per annum of the average daily net assets of the Class A shares of the Portfolio as a service fee (the "Service Fee"). Under the Distribution Agreement for the Class B shares, the Distributor receives from the Class B shares of the New York Portfolio an aggregate fee equal to 1% per annum of such Class B shares' average daily net assets which includes (i) an asset based sales charge (the "Asset Based Sales Charge") equal to 0.75% per annum of its average daily net assets to compensate the Distributor for sales commissions paid by the Distributor for sales of the Portfolio's Class B shares and (ii) 0.25% of its average daily net assets as the Service Fee. These fees are accrued daily and paid monthly and can be used to provide shareholder servicing and for the maintenance of shareholder accounts. The Distribution Agreements also provide that the Distributor may make payments from time to time from the Service Fee received to pay the costs of, and to compensate others, including Participating Organizations for performing such shareholder servicing functions on behalf of the Portfolio.


The Plans provide that, in addition to the Service Fee, the New York Portfolio will pay for (i) telecommunications expenses including the cost of dedicated lines and CRT terminals, incurred by the Distributor in carrying out its obligations under the Distribution Agreements and (ii) preparing, printing and delivering the Fund's Prospectus to existing shareholders of the Fund and preparing and printing subscription application forms for shareholder accounts.

The Plans provide that the Manager may make payments from time to time from its own resources, which may include the management fee and past profits for the following purposes: (i) to defray the costs of, and to compensate others, including Participating Organizations with whom the Distributor has entered into written agreements, for performing shareholder servicing and related administrative functions on behalf of the New York Portfolio, (ii) to compensate certain Participating Organizations for providing assistance in distributing the New York Portfolio's shares, (iii) to pay the cost of printing and distributing the Fund's Prospectus to prospective investors, and (iv) to defray the cost of the preparation and printing of brochures and other promotional materials, mailings to prospective shareholders, advertising, and other promotional activities, including the salaries and/or commissions of sales personnel in connection with the distribution of the New York Portfolio's shares. The Distributor may also make payments from time to time from its own resources which may include the Service Fee and past profits for the purposes enumerated in (i) above. With respect to the Class B shares only, the Distributor may also make payments for the purposes enumerated in (ii), (iii), and (iv) from the Asset Based Sales Charges received by the Distributor. The Distributor, in its sole discretion, will determine the amount of such payments made pursuant to the Plans, provided that such payments will not increase the amount which the New York Portfolio is required to pay to the Distributor or the Manager for any fiscal year under the Distribution Agreements or Management Contract in effect for that year.


The Plans provide that they may continue in effect for successive annual periods provided they are approved by the shareholders or by the Board of Directors, including a majority of directors who are not interested persons (as defined in the 1940 Act) of the Fund and who have no direct or indirect interest in the operation of the Plans or in the agreements related to the Plans. The Board of Directors most recently approved the Plans for the Class A and Class B shares on November 29, 2005, to be effective until July 31, 2006. The Plans further provide that they may not be amended to increase materially the costs which may be spent by the Fund for distribution pursuant to the Plans without shareholder approval, and the other material amendments must be approved by the directors in the manner described in the preceding sentence. The Plans may be terminated at any time by a vote of a majority of the disinterested directors of the Fund or by the New York Portfolio's Class A and Class B shareholders.

For the fiscal year ended November 30, 2005, the amount payable to the Predecessor Distributor under the Plan and the Predecessor Distribution Agreement adopted thereunder pursuant to the Rule with respect to the Class A shares totaled

$405,545. Of this total, that same amount was expended on compensation to broker-dealers and other financial intermediaries. While the Fund understands that the Predecessor Distributor has incurred amounts relating to advertising, printing and mailing of prospectuses to other than current shareholders, compensation to underwriters, interest, carrying or other financing charges, and miscellaneous expenses, the Predecessor Distributor has not sought reimbursement for these amounts, nor has the Predecessor Distributor presented these expenditures to the Board for compensation under the Plan. For the fiscal year ended November 30, 2005, the total amount spent pursuant to the Plan for Class A shares was 0.25% of the average daily net assets of the Class A shares of the New York Portfolio, of which 0.25% of the average daily net assets was paid by the Fund to the Predecessor Distributor, pursuant to the Predecessor Distribution Agreement.

For the fiscal year ended November 30, 2005, the amount payable to the Predecessor Distributor under the Plan and the Predecessor Distribution Agreement adopted thereunder pursuant to the Rule with respect to the Class B shares totaled $77,333, of which $38,947 was waived. Of this total, that same amount was expended on compensation to broker-dealers and other financial intermediaries. While the Fund understands that the Predecessor Distributor has incurred amounts relating to advertising, printing and mailing of prospectuses to other than current shareholders, compensation to underwriters, interest, carrying or other financing charges, and miscellaneous expenses, the Predecessor Distributor has not sought reimbursement for these amounts, nor has the Predecessor Distributor presented these expenditures to the Board for compensation under the Plan. For the fiscal year ended November 30, 2005, the total amount spent pursuant to the Plan for Class B shares was 1.00% of the average daily net assets of the Class B shares of the New York Portfolio, of which 0.50% of the average daily net assets was paid by the Fund to the Predecessor Distributor, pursuant to the Predecessor Distribution Agreement, and an amount representing 0.50% was paid by the Predecessor Manager (which may be deemed an indirect payment by the Fund). The excess of such payments over the total payments the Predecessor Distributor received from the Fund under the Plan represents distribution and/or servicing expenses funded by the Predecessor Manager from its own resources including the management fee and past profits.


The New York Portfolio had no unreimbursed expenses in a previous fiscal year which were carried forward to a subsequent fiscal year.

The New Jersey Portfolio and the Taxable Portfolio


Pursuant to each Portfolio's Plan, the Fund, on behalf of each of the New Jersey Portfolio and the Taxable Portfolio, and the Distributor have entered into Distribution Agreements and Shareholder Servicing Agreements. The Distribution Agreements provide for reimbursement to the Distributor by the Portfolios for their distribution, promotional and advertising costs incurred in connection with the distribution of the Portfolios' shares in an amount not to exceed 0.10% per annum of each Portfolio's average daily net assets. To the extent the Distributor does not take reimbursements for such expenses in a current fiscal year, it is precluded from taking any reimbursement for such amounts in a future fiscal year.


For its services under the Shareholder Servicing Agreements, the Distributor receives from the New Jersey Portfolio and the Taxable Portfolio a service fee equal to 0.25% per annum of each Portfolio's average daily net assets (the "Shareholder Servicing Fee"). The fee is accrued daily and paid monthly and any portion of the fee may be deemed to be used by the Distributor for (i) shareholder servicing and maintenance of shareholder accounts and (ii) payments to Participating Organizations with respect to servicing their clients or customers who are shareholders of the Portfolio.

The Plans, the Shareholder Servicing Agreements and the Distribution Agreements provide that, in addition to the Shareholder Servicing Fee and advertising reimbursement, each Portfolio will pay for (i) telecommunications expenses including the cost of dedicated lines and CRT terminals incurred by the Distributor in carrying out its obligations under the Shareholder Servicing Agreements, and (ii) typesetting, printing and delivering the Fund's Prospectus to existing shareholders of the Portfolios and preparing the printing subscription application forms for shareholder accounts.

Each Portfolio's Plan provides that the Manager may make payments from time to time from its own resources, which may include the management fee and past profits for the following purposes: (i) to defray the costs of and to compensate others, including participating organizations with whom the Distributor has entered into written agreements, for performing shareholder servicing and related administrative functions on behalf of the Portfolio, (ii) to compensate certain participating organizations for providing assistance in distributing the Portfolio's shares; (iii) to pay the costs of printing and distributing the Fund's Prospectus to prospective investors; and (iv) to defray the cost of the preparation and printing of brochures and other promotional materials, mailings to prospective shareholders, advertising, and other promotional activities, including the salaries and/or commissions of sales personnel in connection with the distribution of the Portfolio's shares. The Distributor, in its sole discretion, will determine the amount of such payments made pursuant to the Plans, provided that such payments made pursuant to the Plans will not increase the amount which each Portfolio is required to pay to the Distributor or the Manager for any fiscal year under the Distribution Agreements, Shareholder Servicing Agreements or the Management Contracts in effect for that year.


The Plans provide that they may continue in effect for successive annual periods provided they are approved by the shareholders or by the Board of Directors, including a majority of directors who are not interested persons of the Fund and who have no direct or indirect interest in the operation of the Plans or in the agreements related to the Plans. The Board of Directors most recently approved the Plans on November 29, 2005, to be effective until July 31, 2006. The Plans further provide that they may not be amended to increase materially the costs which may be spent by the Fund for distribution pursuant to the Plans without shareholder approval, and that other material amendments must be approved by the directors in the manner described in the preceding sentence. The Plans may be terminated at any time by a vote of a majority of the Disinterested Directors of the Fund or the shareholders of each respective Portfolio.

For the fiscal year ended November 30, 2005, the amount payable to the Predecessor Distributor under the Plan and the Shareholder Servicing Agreement adopted thereunder pursuant to the Rule with respect to the New Jersey Portfolio totaled $32,749, of which $32,749 was waived. Of this total, that same amount was expended on compensation to broker-dealers and other financial intermediaries. While the Fund understands that the Predecessor Distributor has incurred amounts relating to advertising, printing and mailing of prospectuses to other than current shareholders, compensation to underwriters, interest, carrying or other financing charges, and miscellaneous expenses, the Predecessor Distributor has not sought reimbursement for these amounts, nor has the Predecessor Distributor presented these expenditures to the Board for compensation under the Plan. For the fiscal year ended November 30, 2005, the total amount spent pursuant to the Plan was 0.25% of the average daily net assets of the New Jersey Portfolio, of which 0% of the average daily net assets was paid by the Fund to the Predecessor Distributor, pursuant to the Shareholder Servicing Agreement, and an amount representing 0.25% was paid by the Predecessor Manager (which may be deemed an indirect payment by the Fund). The excess of such payments over the total payments the Predecessor Distributor received from the Fund under the Plan represents distribution and/or servicing expenses funded by the Predecessor Manager from its own resources including the management fee and past profits.

For the fiscal year ended November 30, 2005, the amount payable to the Predecessor Distributor under the Plan and the Shareholder Servicing Agreement adopted thereunder pursuant to the Rule with respect to the Taxable Portfolio totaled $43,666, of which $43,666 was waived. Of this total, that same amount was expended on compensation to broker-dealers and other financial intermediaries. While the Fund understands that the Predecessor Distributor has incurred amounts relating to advertising, printing and mailing of prospectuses to other than current shareholders, compensation to underwriters, interest, carrying or other financing charges, and miscellaneous expenses, the Predecessor Distributor has not sought reimbursement for these amounts, nor has the Predecessor Distributor presented these expenditures to the Board for compensation under the Plan. For the fiscal year ended November 30, 2005, the total amount spent pursuant to the Plan was 0.25% of the average daily net assets of the Taxable Portfolio, of which 0% of the average daily net assets was paid by the Fund to the Predecessor Distributor, pursuant to the Shareholder Servicing Agreement, and an amount representing 0.25% was paid by the Predecessor Manager (which may be deemed an indirect payment by the Fund). The excess of such payments over the total payments the Predecessor Distributor received from the Fund under the Plan represents distribution and/or servicing expenses funded by the Predecessor Manager from its own resources including the management fee and past profits.


The New Jersey and Taxable Portfolios had no unreimbursed expenses in a previous fiscal year which were carried over to subsequent years.


PORTFOLIO MANAGERS
------------------------------------------------------------------------------

Information Regarding the Portfolio Managers

Timothy T. Browse is the portfolio manager of the New York Portfolio and is primarily responsible for the day-to-day management of the New York Portfolio and the selection of its investments. Theodore R. Jaeckel, Jr., CFA is the portfolio manager of the New Jersey Portfolio and is primarily responsible for the day-to-day management of the New Jersey Portfolio and the selection of its investments. Gregory Serbe is the portfolio manager of the Taxable Portfolio and is primarily responsible for the day-to-day management of the Taxable Portfolio and the selection of its investments.

Other Funds and Accounts Managed

The following table sets forth information about funds and accounts other than the Fund for which the Fund's portfolio managers are primarily responsible for the day-to-day portfolio management as of the Fund's fiscal year ended November 30, 2005.



                                  Number of Other Accounts Managed               Number of Accounts and Assets for Which Advisory
                                     and Assets by Account Type                           Fee is Performance-Based
                       ------------------------------------------------------   --------------------------------------------------
                           Registered        Other Pooled                         Registered     Other Pooled
Name of                    Investment         Investment                          Investment      Investment
Portfolio Manager           Companies          Vehicles        Other accounts      Companies       Vehicles      Other accounts
------------------     ------------------------------------------------------   --------------------------------------------------
                                4                 0                 0               0               0                 0
Timothy T. Browse
                         $1,939,392,642

Theodore R. Jaeckel             8                 1                 0               0               1                 0

                         $2,673,909,531      $20,516,106                                       $20,516,106

Gregory Serbe                   0                 0                171              0               0                 0

                                                               $272,063,432



Compensation Structure

The portfolio manager compensation program of Merrill Lynch Investment Managers and its affiliates (collectively, herein "MLIM") is critical to MLIM's ability to attract and retain the most talented asset management professionals. This program ensures that compensation is aligned with maximizing investment returns and it provides a competitive pay opportunity for competitive performance.

Compensation Program

The elements of total compensation for MLIM portfolio managers are: fixed base salary, annual performance-based cash and stock compensation (cash and stock bonus) and other benefits. MLIM has balanced these components of pay to provide portfolio managers with a powerful incentive to achieve consistently superior investment performance. By design, portfolio manager compensation levels fluctuate -- both up and down -- with the relative investment performance of the portfolios that they manage.

Base Salary

Under the MLIM approach, like that of many asset management firms, base salaries represent a relatively small portion of a portfolio manager's total compensation. This approach serves to enhance the motivational value of the performance-based (and therefore variable) compensation elements of the compensation program.

Performance-Based Compensation

MLIM believes that the best interests of investors are served by recruiting and retaining exceptional asset management talent and managing their compensation within a consistent and disciplined framework that emphasizes pay for performance in the context of an intensely competitive market for talent. To that end, the portfolio manager incentive compensation is based on a formulaic compensation program.

MLIM's formulaic portfolio manager compensation program includes: pre-tax investment performance relative to appropriate competitors or benchmarks over 1-, 3- and 5-year performance periods and a measure of operational efficiency. If a portfolio manager's tenure is less than 5 years, performance periods will reflect time in position. Portfolio managers are compensated based on products they manage. For these purposes, the Fund's performance is compared to the appropriate Lipper Funds classification. A smaller discretionary element of portfolio manager compensation may include consideration of: financial results, expense control, profit margins, strategic planning and implementation, quality of client service, market share, corporate reputation, capital allocation, compliance and risk control, leadership, workforce diversity, technology and innovation. MLIM also considers the extent to which individuals exemplify and foster Merrill Lynch's principles of Client Focus, Respect for the Individual, Teamwork, Responsible Citizenship and Integrity. All factors are considered collectively by MLIM management.

Cash Bonus

Performance-based compensation is distributed to portfolio managers in a combination of cash and stock. Typically, the cash bonus, when combined with base salary, represents more than 60% of total compensation for portfolio managers.

Stock Bonus

A portion of the dollar value of the total annual performance-based bonus is paid in restricted shares of Merrill Lynch & Co., Inc. ("ML & Co.") stock. Each of Timothy T. Browse and Theodore R. Jaeckel, Jr. participated in this program. Gregory Serbe was not at MLIM for the full year and did not participate in this program. Paying a portion of annual bonuses in stock puts compensation earned by a portfolio manager for a given year "at risk" based on ML & Co.'s ability to sustain and improve its performance over future periods.

The ultimate value of stock bonuses is dependent on future ML & Co. stock price performance. As such, the stock bonus aligns each portfolio manager's financial interests with those of ML & Co.'s shareholders and encourages a balance between short-term goals and long-term strategic objectives.

Management strongly believes that providing a significant portion of competitive performance-based compensation in stock is in the best interests of investors and shareholders. This approach ensures that portfolio managers participate as shareholders in both the "downside risk" and "upside opportunity" of ML & Co.'s performance. Portfolio managers therefore have a direct incentive to protect ML & Co.'s reputation for integrity.


Other Compensation Programs

Portfolio managers who meet relative investment performance and expense management objectives during a performance year are eligible to participate in a deferred cash program. Each of Timothy T. Browse and Theodore R. Jaeckel, Jr. participated in this program. Gregory Serbe was not at MLIM for the full year and did not participate in this program. Awards under this program are in the form of deferred cash that may be benchmarked to a menu of MLIM mutual funds (including their own fund) during a five-year vesting period. The deferred cash program aligns the interests of participating portfolio managers with the investment results of MLIM products and promotes continuity of successful portfolio management teams.

Other Benefits

Portfolio managers are also eligible to participate in broad-based plans offered generally to ML & Co. employees, including broad-based retirement, 401(k), health, and other employee benefit plans.

Potential Material Conflicts of Interest

Real, potential or apparent conflicts of interest may arise when the portfolio managers have day-today portfolio management responsibilities with respect to more than one fund or account, including the following:

Certain investments may be appropriate for the Fund and also for other clients advised by MLIM and its affiliates, including other client accounts managed by the Fund's portfolio managers. Investment decisions for the Fund and other clients are made with a view to achieving their respective investment objectives and after consideration of such factors as their current holdings, availability of cash for investment and the size of their investments generally. Frequently, a particular security may be bought or sold for only one client or in different amounts and at different times for more than one but less than all clients. Likewise, because clients of MLIM and its affiliates may have differing investment strategies, a particular security may be bought for one or more clients when one or more other clients are selling the security. The investment results for the Fund may differ from the results achieved by other clients of MLIM and its affiliates and results among clients may differ. In addition, purchases or sales of the same security may be made for two or more clients on the same day. In such event, such transactions will be allocated among the clients in a manner believed by MLIM to be equitable to each. MLIM will not determine allocations based on whether it receives a performance-based fee from the client. In some cases, the allocation procedure could have an adverse effect on the price or amount of the securities purchased or sold by the Fund. Purchase and sale orders for the Fund may be combined with those of other clients of MLIM and its affiliates in the interest of achieving the most favorable net results to the Fund.

To the extent that the Fund's portfolio managers have responsibilities for managing accounts in addition to the Fund, each portfolio manager will need to divide his time and attention among relevant accounts.

In some cases, a real, potential or apparent conflict may also arise where (i) MLIM or a portfolio manager may have an incentive, such as a performance based fee, in managing one account and not with respect to other accounts it manages or (ii) a portfolio manager owns an interest in one fund or account he or she manages and not another.

Fund Ownership

The following table sets forth the dollar range of equity securities of the Fund beneficially owned by the portfolio managers as of the fiscal year ended November 30, 2005.



Portfolio Manager                   Dollar Range
----------------------------    -------------------------
Timothy T. Browse                       None
Theodore R. Jaeckel                     None
Gregory Serbe                     $10.001 - $50,000


BROKERAGE ALLOCATION AND OTHER PRACTICES
--------------------------------------------------------------------------------


Each Portfolio's purchases and sales of portfolio securities usually are principal transactions. Portfolio securities are normally purchased directly from the issuer, from banks and financial institutions or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases. For the fiscal years ended November 30, 2003, 2004 and 2005, the New York Portfolio paid no brokerage commissions. For the fiscal years ended November 30, 2003, 2004 and 2005, the New Jersey Portfolio paid brokerage commissions of $0, $0, and $0 respectively. For the fiscal years ended November 30, 2003, 2004 and 2005, the Taxable Portfolio paid brokerage commissions of $0, $0, and $0 respectively.

Any transaction for which a Portfolio pays a brokerage commission will be effected at the best price and execution available. Purchases from underwriters of portfolio securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and asked price. Each Portfolio purchases participation interests in variable rate Municipal Bonds with a demand feature from banks or other financial institutions at a negotiated yield to the respective Portfolio based on the applicable interest rate adjustment index for the security. The interest received by the Portfolio is net of a fee charged by the issuing institution for servicing the underlying obligation and issuing the participation interests, letter of credit, guarantee or insurance and providing the demand repurchase feature.

Allocation of transactions, including their frequency, to various dealers is determined by the Manager in its best judgment and in a manner deemed in the best interest of shareholders of the respective Portfolios rather than by any formula. The primary consideration is prompt execution of orders in an effective manner at the most favorable price. No preference in purchasing portfolio securities will be given to banks or dealers that are Participating Organizations. The Manager will seek the most favorable price and execution, and, consistent with such policy, may give consideration to research, statistical and other services furnished by brokers or dealers to the Manager for its use.

Investment decisions for each Portfolio will be made independently from those for any other investment companies or accounts that may be or become managed by the Manager or its affiliates. If, however, the Fund and other investment companies or accounts managed by the Manager are simultaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy might adversely affect the price paid or received by the Portfolio or the size of the position obtainable for the Portfolio. In addition, when purchases or sales of the same security for the Portfolio and for other investment companies managed by the Manager occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantage available to large denomination purchasers or sellers.

No portfolio transactions are executed with the Manager or its affiliates acting as principal. In addition, the Portfolios will not buy bankers' acceptances, certificates of deposit or commercial paper from the Manager or its affiliates.

CAPITAL STOCK AND OTHER SECURITIES
--------------------------------------------------------------------------------


The authorized capital stock of the Fund consists of twenty billion shares of stock having a par value of one tenth of one cent ($0.001) per share. The Fund's Board of Directors reclassified its authorized but unissued shares for the New Jersey Portfolio and the Taxable Portfolio on August 25, 1993. The Fund's Board of Directors on July 31, 1997, approved the Fund's Rule 18f-3 Multi-Class Plan and the creation of classes of shares for each of the series. Currently, only the New York Portfolio offers multiple classes of shares for sale. Each share has equal dividend, distribution, liquidation and voting rights and a fractional share has those rights in proportion to the percentage that the fractional share represents a whole share. Shares will be voted in the aggregate. There are no conversion or preemptive rights in connection with any shares of the Fund, with the exception of the Class B shares of the New York Portfolio, which convert to Class A shares approximately eight years after purchase. All shares, when issued in accordance with the terms of the offering, will be fully paid and nonassessable. Shares are redeemable at net asset value at the option of the shareholder.


The shares of the Fund have non-cumulative voting rights, which means that the holders of more than 50% of the shares outstanding voting for the election of directors can elect 100% of the directors if the holders choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any person or persons to the Board of Directors. The Fund does not issue certificates evidencing Fund shares.

As a general matter, the Fund will not hold annual or other meetings of the Fund's shareholders. This is because the By-laws of the Fund provide for annual meetings only (i) for the election of directors, (ii) for approval of the Fund's revised Management Contract with respect to a particular class or series of stock, (iii) for ratification of the selection of independent public accountants, (iv) for approval of revisions to the Fund's distribution agreement with respect to a particular class or series of stock, and (v) upon the written request of holders of shares entitled to cast not less than 25% of all the votes entitled to be cast at such meeting. Annual and other meetings may be required with respect to such additional matters relating to the Fund as may be required by the Act (including the removal of Fund directors), and communication among shareholders, any registration of the Fund with the SEC or any state, or as the Directors may consider necessary or desirable. Each Director serves until the next meeting of the shareholders called for the purpose of considering the election or re-election of such Director or of a successor to such Director, and until the election and qualification of his or her successor, elected at such a meeting, or until such Director sooner dies, resigns, retires or is removed by the vote of the shareholders.

PURCHASE, REDEMPTION, AND PRICING OF FUND SHARES
--------------------------------------------------------------------------------

The material relating to the purchase, redemption, and pricing of shares in the Prospectus is herein incorporated by reference.


This SAI contains additional information which may be of interest to investors.


Class B Shares are sold subject to a contingent deferred sales charge ("CDSC") payable upon redemption within a specified period after purchase. The Prospectus contains a table of applicable CDSCs. The maximum purchase of Class B shares is $250,000.

Class B Shares will automatically convert into Class A Shares at the end of the month eight years after the purchase date. Class B Shares acquired through reinvestment of distributions will convert into Class A Shares based on the date of the initial purchase to which such shares relate. For this purpose, Class B Shares acquired through reinvestment of distributions will be attributed to particular purchases of Class B Shares in accordance with such procedures as the Directors may determine from time to time. The conversion of Class B Shares to Class A Shares is subject to the condition that such conversions will not constitute taxable events for federal tax purposes.

No CDSC is imposed on shares subject to a CDSC ("CDSC Shares") to the extent that the CDSC Shares redeemed (i) are no longer subject to the holding period therefor, (ii) resulted from reinvestment of distributions on CDSC Shares, or
(iii) if permitted in the future, were exchanged for shares of another Portfolio, provided that the shares acquired in such exchange or subsequent exchanges will continue to remain subject to the CDSC, if applicable, until the applicable holdings period expires. In determining whether the CDSC applies to each redemption of CDSC Shares, CDSC Shares not subject to a CDSC are redeemed first.

TAXATION OF THE PORTFOLIOS
--------------------------------------------------------------------------------

FEDERAL INCOME TAXES


The following is a general discussion of certain of the U.S. federal income tax consequences of the purchase, ownership and disposition of shares of the Portfolios by U.S. persons. The summary is limited to investors who hold the shares as "capital assets" (generally, property held for investment), and who are not subject to special tax treatment, such as securities dealers, financial institutions, insurance companies and foreign investors. Shareholders should consult their tax advisers in determining the federal, state, local and any other tax consequences of the purchase, ownership and disposition of shares.


Each Portfolio is treated as a separate taxpayer for federal income tax purposes and each Portfolio has elected to be treated and has qualified each year as a regulated investment company under Subchapter M of the Code. Each Portfolio intends to continue to so qualify as long as such qualification is in the best interests of the shareholders. The limitations described below regarding qualification as a regulated investment company are not fundamental policies of the Portfolios and may be revised to the extent applicable federal income tax requirements are revised.


Qualification of a Portfolio as a regulated investment company requires, among other things, that (a) the Portfolio derive at least 90% of its gross income for each taxable year from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of securities or other income (including gains from options and futures contracts) derived with respect to its business of investing in such securities and net income derived from an interest in a qualified publicly traded partnership (as defined in Section 851(h) of the Code) (the "90% income test ") and (b) the Portfolio diversify its holdings so that, at the close of each quarter of its taxable year, (i) at least 50% of the value of its total (gross) assets is comprised of cash, cash items, U.S. government securities, securities of other regulated investment companies and other securities limited in respect of any one issuer to an amount not greater in value than 5% of the value of the Portfolio's total assets and to not more than 10% of the outstanding voting securities of such issuer and (ii) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. government securities and securities of other regulated investment companies), two or more issuers controlled by the Portfolio and which are engaged in the same, similar, or related trades or businesses or net income derived from an interest in a qualified publicly traded partnership (as defined in section 851(h)of the Code).


If a Portfolio qualifies as a regulated investment company and properly distributes to its shareholders each taxable year an amount equal to or exceeding the sum of (i) 90% of its "investment company taxable income" as that term is defined in the Code (which includes, among other things, dividends, taxable interest, and the excess of any net short-term capital gains over net long-term capital losses, as reduced by certain deductible expense) without regard to the deduction for dividends paid and (ii) 90% of the excess of its gross tax-exempt interest over certain disallowed deductions, the Portfolio generally will be relieved of U.S. federal income tax on any income of the Portfolio, including "net capital gain" (the excess of net long-term capital gain over net short-term capital loss), distributed to shareholders. However, if the Portfolio meets such distribution requirements, but chooses to retain some portion of its investment company taxable income or net capital gain, it generally will be subject to U.S. federal income tax at regular corporate rates on the amount retained. Each of the Portfolios intends to distribute at least annually all or substantially all of its investment company taxable income, net tax-exempt interest, and net capital gain. If a Portfolio did not qualify as a regulated investment company for any taxable year, it would be treated as a U.S. corporation subject to federal income tax, thereby subjecting any income earned by the Portfolio to tax at the corporate level and when such income is distributed, to a further tax at the shareholder level.


The New York Portfolio and the New Jersey Portfolio

As discussed above, the New York Portfolio and the New Jersey Portfolio (each a "Tax-Exempt Fund" and collectively, the "Tax-Exempt Funds") have each elected to qualify under the Code, and the New York Portfolio also has elected to qualify under New York law, as a regulated investment company that distributes "exempt-interest dividends".


Each Tax-Exempt Fund's policy is to distribute as dividends each year 100% and in no event less than 90% of its tax-exempt interest income, net of certain deductions. The Code permits tax-exempt interest received by a fund to flow through as tax-exempt "exempt interest dividends" to the fund's shareholders, provided that the fund qualifies as a regulated investment company and at least 50% of the value of the fund's total assets at the close of each quarter of its taxable year consists of tax-exempt obligations, i.e., obligations described in
Section 103(a) of the Code. That part of a Tax-Exempt Fund's net investment income which is attributable to interest from tax-exempt obligations and which is distributed to shareholders will be designated by the Tax-Exempt Fund as exempt-interest dividends in a written notice mailed to the Tax-Exempt Fund's shareholders not later than 60 days after the close of its taxable year. The percentage of the total dividends paid by a Tax-Exempt Fund during any taxable year that qualifies as exempt-interest dividends will be the same for all shareholders receiving dividends during the year.


Exempt-interest dividends are to be treated by a Tax-Exempt Fund's shareholders (with certain exceptions) as items of interest excludable from their gross income. However, the amount of tax-exempt interest received will have to be disclosed on the shareholders' federal income tax returns. If a shareholder receives an exempt-interest dividend with respect to any share and then disposes of the share while it has been held for six months or less, then any loss on the sale or exchange of such share will be disallowed to the extent of the amount of such exempt-interest dividend. Interest on indebtedness incurred, or continued, to purchase or carry certain tax-exempt securities such as shares of a Tax-Exempt Fund, including interest on margin debt, is not deductible. For Social Security recipients, interest on tax-exempt bonds, including exempt-interest dividends paid by a Tax-Exempt Fund, is added to adjusted gross income for purposes of computing the amount of Social Security benefits includable in gross income. Taxpayers are required to include, as an item of tax preference for purposes of the federal alternative minimum tax, all tax-exempt interest on private activity bonds (generally, a bond issue in which more than 10% of the proceeds is used in a non-governmental trade or business other than
Section 501(c)(3) bonds) issued after August 7, 1986. Thus, this provision will apply to the portion of the exempt-interest dividends from a Tax-Exempt Fund that is attributable to any post-August 7, 1986 private activity bonds acquired by the Tax-Exempt Fund. Corporations also are required to increase their alternative minimum taxable income for purposes of calculating their alternative minimum tax liability by 75% of the amount by which their adjusted current earnings (including tax-exempt interest) exceeds their alternative minimum taxable income determined without this provision. In addition, in certain cases, Subchapter S corporations with accumulated earnings and profits from Subchapter C years are subject to tax on tax-exempt interest. A shareholder is advised to consult their tax advisers with respect to whether exempt-interest dividends retain the exclusion from income if such shareholder is a substantial user or related person with respect to some or all of the private activity bonds, if any, held by a Tax-Exempt Fund.


In accordance with its investment objectives, each Tax-Exempt Fund invests its assets in a manner that will maximize its tax-exempt income to the extent consistent with the preservation of capital, with consideration given to opportunities for capital gain. Each of the Tax-Exempt Funds may from time to time invest a portion of its assets in taxable securities and may engage in transactions generating gain or income that is not tax-exempt, e.g., sell Portfolio securities, enter into repurchase agreements or dispose of rights to when-issued securities prior to issuance. The distributions from such gains or income by a Tax-Exempt Fund will not be exempt-interest dividends and will be taxable as described below.


In general, assuming that the Tax-Exempt Fund has sufficient earnings and profits, dividends from investment company taxable income of such Tax-Exempt Fund are taxable as ordinary income at a current maximum U.S. federal income tax rate of 35% for individuals. Such dividends will not qualify for taxation at the maximum 15% U.S. federal income tax rate available to individuals on qualified dividend income and, in the case of corporate shareholders, are not expected to be eligible for the dividends-received deduction. Each Tax-Exempt Fund intends to distribute at least 90% of its investment company taxable income for each taxable year. Expenses paid or incurred by the Tax-Exempt Fund will be allocated between tax-exempt and taxable income in the same proportion as the amount of the Tax-Exempt Fund's tax-exempt income bears to the total of such exempt income and its gross income (excluding from gross income the excess of capital gains over capital losses).

Dividends from net capital gain of a Tax-Exempt Fund that are designated as capital gain dividends are taxable as long-term capital gains for U.S. federal income tax purposes without regard to the length of time the shareholder has held shares of the Tax-Exempt Fund. Capital gain dividends distributed by a Tax-exempt Fund to individual shareholders generally will qualify for the current maximum 15% federal tax rate on long-term capital gains. A shareholder should be aware that the benefits of the favorable tax rate applicable to long-term capital gains may be impacted by the application of the alternative minimum tax to individual shareholders. Under current law, the maximum 15% federal income tax rate on long-term capital gains applicable to individuals will cease to apply to taxable years beginning after December 31, 2008. Any net capital gains will be distributed at least annually to the Tax-Exempt Funds' shareholders. However, Tax-Exempt Fund shareholders, who at the time of such a capital gain dividend have not held their Tax-Exempt Fund shares for more than six months, and who subsequently dispose of those shares at a loss, will be required to treat such loss (to the extent not disallowed in respect of exempt-interest dividends as discussed above) as a long-term capital loss to the extent of the capital gain dividend. If the securities held by a Tax-Exempt Fund appreciate in value, purchasers of shares of the Tax-Exempt Fund after the occurrence of such appreciation will acquire such shares subject to the tax obligation that may be incurred in the future when there is a sale of such securities. Distributions of net capital gain will be designated as a "capital gain dividend" in a written notice mailed to the Tax-Exempt Funds' shareholders not later than 60 days after the close of the Tax-Exempt Fund's taxable year. Distributions by a Portfolio in excess of the Portfolio's current and accumulated earnings and profits will be treated as a return of capital to the extent of (and in reduction of) the shareholder's tax basis in its shares and any such amount in excess of that basis will be treated as gain from the sale of shares (as discussed below). The U.S. federal income status of all distributions will be reported to shareholders annually.


A shareholder may recognize a taxable gain or loss if the shareholder sells or redeems its shares in an amount equal to the difference between the net amount of the sale proceeds (or, in the case of an exchange, the fair market value of the shares) received and the shareholder's tax basis for the shares that are sold or exchanged. Any gain or loss arising from (or treated as arising from) the redemption or exchange of shares that is treated as a sale for U.S. federal income tax purposes generally will be a capital gain or loss. Capital gains realized by corporations are generally taxed at the same rate as ordinary income. However, in general capital gains are taxable at a maximum U.S. federal tax rate of 15% to non-corporate shareholders who have a holding period of more than 12 months. The deduction of capital losses is subject to limitations. In addition, if Class A shares of a Tax-Exempt Fund that have been held for less than 91 days are exchanged for Class A shares in another fund at net asset value pursuant to the exchange privilege, all or a portion of the sales charge paid on the shares that are exchanged will not be included in the tax basis of such shares under the Code to the extent a sales charge that would otherwise apply to the shares received is reduced pursuant to the exchange privilege. In that case, the portion of the sales charge not included in the tax basis of the shares surrendered in an exchange is included in the tax basis of the shares acquired in the exchange. Losses on redemptions or other dispositions of shares may be disallowed under "wash sale" rules in the event of other investments in the same Portfolio (including those made pursuant to reinvestment of dividends and/or capital gain distributions) within a period of 61 days beginning 30 days before and ending 30 days after a redemption or other disposition of shares. In such a case, the disallowed portion of any loss generally would be included in the U.S. federal tax basis of the shares acquired in the other investments.

Under Treasury regulations, if a shareholder recognizes a loss with respect to shares of $2 million or more for an individual shareholder, or $10 million or more for a corporate shareholder, in any single taxable year (or a greater amount over a combination of years), the shareholder must file with the IRS a disclosure statement on Form 8886. Shareholders who own portfolio securities directly are in many cases excepted from this reporting requirement but, under current guidance, shareholders of regulated investment companies are not excepted. A shareholder who fails to make the required disclosure to the IRS may be subject to substantial penalties. The fact that a loss is reportable under these regulations does not affect the legal determination of whether or not the taxpayer's treatment of the loss is proper. Shareholders should consult with their tax advisers to determine the applicability of these regulations in light of their individual circumstances.

A Tax-Exempt Fund may realize capital gains or losses from its portfolio transactions and upon the maturity or disposition of securities acquired at discounts resulting from market fluctuations. In the case of a Municipal Obligation acquired at a market discount, gain on the disposition of the Municipal Obligation generally will be taxable as ordinary income to the extent of accrued market discount.

If the Tax-Exempt Fund does not distribute at least 98% of its ordinary taxable income for each calendar year, 98% of its capital gain net income for the one-year period ending on October 31 of such calendar year, and 100% of such income from prior years that was not distributed or taxed, the Tax-Exempt Fund will be subject to a nondeductible 4% excise tax on the excess of such amounts over the amounts actually distributed. Although dividends generally will be treated as distributed when paid, any dividend declared by a Portfolio as of a record date in October, November or December and paid during the following January will be treated for federal income tax purposes as received by the shareholders on December 31 of the calendar year in which it is declared.

If a shareholder fails to provide a Tax-Exempt Fund with a current taxpayer identification number, the Tax-Exempt Fund generally is required to withhold 28% of taxable interest, dividend payments, and proceeds from the redemption of shares of the Tax-Exempt Fund as backup withholding. Backup withholding is not an additional tax and may be credited to your ultimate federal income tax liability if appropriate documentation is provided. Backup withholding may be inapplicable for any year in which the Tax-exempt fund reasonably estimates that at least 95% of its dividends paid with respect to such year are exempt-interest dividends.


Dividends and distributions to shareholders will be treated in the same manner for federal income tax purposes whether received in cash or reinvested in additional shares of a Tax-Exempt Fund.

With respect to the variable rate demand instruments, including Participation interests therein, each Tax-Exempt Fund should be treated for federal income tax purposes as the owner of the underlying Municipal Obligations and the interest thereon will be tax-exempt to the Tax-Exempt Fund to the same extent as the interest in the underlying Municipal Obligations.


For federal income tax purposes, each Tax-Exempt Fund is permitted to carry forward a net capital loss for any year to offset its capital gains, if any, for up to eight years following the year of the loss. To the extent subsequent capital gains are offset by such losses, they would not result in federal income tax liability to the fund and are not expected to be distributed as such to shareholders. There are no capital losses to be carried forward to offset future capital gains. Capital loss carryforwards utilized by the New Jersey Fund during the year ended November 30, 2005 were $0.



From time to time, proposals have been introduced before Congress to restrict or eliminate the federal income tax exemption for interest on Municipal Obligations. If such a proposal is introduced and enacted in the future, the ability of the Tax-Exempt Funds to pay exempt-interest dividends will be adversely affected and each Tax-Exempt Fund will reevaluate its investment objectives and policies and consider changes in its structure.

The U.S. Supreme Court has held that there is no constitutional prohibition against the federal government's taxing the interest earned on state or other municipal bonds. The decision does not, however, affect the current exemption from taxation of the interest earned on the Municipal Obligations in accordance with Section 103 of the Code.

The Taxable Portfolio

The Taxable Portfolio primarily invests in municipal bonds that generate taxable income and is not eligible to distribute tax-exempt dividends. In general, assuming that the Taxable Portfolio has sufficient earnings and profits, dividends from investment company taxable income of the Taxable Portfolio are taxable as ordinary income at a current maximum U.S. federal income tax rate of 35% for individuals. Such dividends will not qualify for taxation at the maximum 15% U.S. federal income tax rate available to individuals on qualified dividend income and, in the case of corporate shareholders, are not expected to be eligible for the dividends-received deduction.


The Taxable Portfolio intends to distribute at least 90% of its investment company taxable income and its net tax-exempt interest (if any) for each taxable year.

Dividends from net capital gain of the Taxable Portfolio that are designated as capital gain dividends are taxable as long-term capital gains for U.S. federal income tax purposes without regard to the length of time the shareholder has held shares of the Taxable Portfolio. Capital gain dividends distributed by the Taxable Portfolio to individual shareholders generally will qualify for the current maximum 15% federal tax rate on long-term capital gains. A shareholder should be aware that the benefits of the favorable tax rate applicable to long-term capital gains may be impacted by the application of the alternative minimum tax to individual shareholders. Under current law, the maximum 15% federal income tax rate on long-term capital gains will cease to apply to taxable years beginning after December 31, 2008. Any net capital gains will be distributed at least annually to the Taxable Portfolio's shareholders. However, Taxable Portfolio shareholders who at the time of such a capital gain dividend have not held their Taxable Portfolio shares for more than six months, and who subsequently dispose of those shares at a loss, will be required to treat such loss as a long-term capital loss to the extent of the capital gain dividend. If the securities held by the Taxable Portfolio appreciate in value, purchasers of shares of the Taxable Portfolio after the occurrence of such appreciation will acquire such shares subject to the tax obligation that may be incurred in the future when there is a sale of such securities. Distributions of net capital gain will be designated as a "capital gain dividend" in a written notice mailed to the Taxable Portfolio's shareholders not later than 60 days after the close of the Taxable Portfolio's taxable year. Distributions by a Portfolio in excess of the Portfolio's current and accumulated earnings and profits will be treated as a return of capital to the extent of (and in reduction of) the shareholder's tax basis in its shares and any such amount in excess of that basis will be treated as gain from the sale of shares (as discussed below). The U.S. federal income status of all distributions will be reported to shareholders annually.

A shareholder may recognize a taxable gain or loss if the shareholder sells or redeems its shares in amount equal to the difference between the net amount of the sale proceeds (or, in the case of an exchange, the fair market value of the shares) received and the shareholder's tax basis for the shares that are sold or exchanged. Any gain or loss arising from (or treated as arising from) the redemption or exchange of shares that is treated as a sale for U.S. federal income tax purposes generally will be a capital gain or loss. Capital gains realized by corporations are generally taxed at the same rate as ordinary income. However, capital gains are taxable at a maximum federal tax rate of 15% to non-corporate shareholders who have a holding period of more than 12 months. The deduction of capital losses is subject to limitations. In addition, if Class A shares of the Taxable Portfolio that have been held for less than 91 days are exchanged for Class A shares in another fund at net asset value pursuant to the exchange privilege, all or a portion of the sales charge paid on the shares that are exchanged will not be included in the tax basis of such shares under the Code to the extent a sales charge that would otherwise apply to the shares received is reduced pursuant to the exchange privilege. In that case, the portion of the sales charge not included in the tax basis of the shares surrendered in an exchange is included in the tax basis of the shares acquired in the exchange. Losses on redemptions or other dispositions of shares may be disallowed under "wash sale" rules in the event of other investments in the same Portfolio (including those made pursuant to reinvestment of dividends and/or capital gain distributions) within a period of 61 days beginning 30 days before and ending 30 days after a redemption or other disposition of shares. In such a case, the disallowed portion of any loss generally would be included in the U.S. federal tax basis of the shares acquired in the other investments.

Under Treasury regulations, if s shareholder recognizes a loss with respect to shares of $2 million or more for an individual shareholder, or $10 million or more for a corporate shareholder, in any single taxable year (or a greater amount over a combination of years), the shareholder must file with the IRS a disclosure statement on Form 8886. Shareholders who own portfolio securities directly are in many cases excepted from this reporting requirement but, under current guidance, shareholders of regulated investment companies are not excepted. A shareholder who fails to make the required disclosure to the IRS may be subject to substantial penalties. The fact that a loss is reportable under these regulations does not affect the legal determination of whether or not the taxpayer's treatment of the loss is proper. Shareholders should consult with their tax advisers to determine the applicability of these regulations in light of their individual circumstances.

The Taxable Portfolio may realize gains or losses from its portfolio transactions and upon the maturity or disposition of securities acquired at discounts resulting from market fluctuations. A portion of such gains may be taxable as ordinary income to the extent of accrued market discount.


If the Taxable Portfolio does not distribute at least 98% of its ordinary taxable income for such calendar year, 98% of its capital gain net income for the one-year period ending on October 31 of such calendar year, and 100% of such income from prior years that was not distributed or taxed, the Taxable Portfolio will be subject to a nondeductible 4% excise tax on the excess of such amounts over the amounts actually distributed. Although dividends generally will be treated as distributed when paid, any dividend declared by a Portfolio as of a record date in October, November or December and paid during the following January will be treated for federal income tax purposes as received by the shareholders on December 31 of the calendar year in which it is declared.

If a shareholder fails to provide the Taxable Portfolio with a current taxpayer identification number, the Taxable Portfolio generally is required to withhold 28% of taxable interest, dividend payments and proceeds from the redemption of shares of the Taxable Portfolio as backup withholding. Backup withholding is not an additional tax and may be credited to your ultimate federal income tax liability if appropriate documentation is provided.


Dividends and distributions to shareholders will be treated in the same manner for federal income tax purposes whether received in cash or reinvested in additional shares of the Taxable Portfolio.


For federal income tax purposes, the Taxable Portfolio is permitted to carry forward a net capital loss for any year to offset its capital gains, if any, for up to eight years following the year of the loss. To the extent subsequent capital gains are offset by such losses, they would not result in federal income tax liability to the fund and are not expected to be distributed as such to shareholders. The Taxable Portfolio as of November 30, 2005, did not have any capital losses that may be carried forward to offset future capital gains, if any. Capital loss carry forwards utilized by the Taxable Fund during the year ended November 30, 2005 were $0.


Entities that generally qualify for an exemption from federal income tax, such as many pension trusts and retirement plans, are nevertheless taxed under
Section 511 of the Code on their unrelated business taxable income. Unrelated business taxable income is income from a trade or business regularly carried on by the tax-exempt entity that is unrelated to the entity's exempt purpose. Therefore, unrelated business taxable income generally does not include dividend or interest income or gain from the sale of investment property, unless such income is derived from property that is debt-financed or is dealer property. A tax-exempt entity's dividend income from the Taxable Portfolio and gain from the sale of shares in the Taxable Portfolio or the Taxable Portfolio's sale of securities is not expected to constitute unrelated business taxable income to such tax-exempt entity unless the acquisition of the share itself is debt-financed or constitutes dealer property in the hands of the tax-exempt entity.


Before investing in the Taxable Portfolio, the trustee or investment manager of an employee benefit plan (e.g., a pension or profit sharing retirement plan) should consider among other things whether the investment is prudent under the Employee Retirement Income Security Act of 1974 ("ERISA"), taking into account the needs of the plan and all of the facts and circumstances of the investment in the Taxable Portfolio, and whether the investment satisfies the diversification requirement of Section 404(a)(1)(C) of ERISA. The assets of the Portfolio are not expected to be "plan assets" under ERISA and the Department of Labor regulations regarding the definition of "plan assets" because shares of the Taxable Portfolio are issued by an investment company registered under the 1940 Act.


Prospective tax-exempt investors are urged to consult their own tax advisers prior to investing in the Taxable Portfolio.

NEW YORK INCOME TAXES

The designation of all or a portion of a dividend paid by the Fund as an "exempt-interest dividend" under the Code does not necessarily result in the exemption of such amount from tax under the laws of any state or local taxing authority. However, to the extent that dividends are derived from interest on New York Municipal Obligations, the dividends will also be excluded from a New York shareholder's gross income for New York State and New York City personal income tax purposes. This exclusion will not result in a corporate shareholder being exempt for New York State and New York City franchise tax purposes.

NEW JERSEY INCOME TAXES

The exemption of interest income for federal income tax purposes does not necessarily result in an exemption under the income or other tax laws of any state or local taxing authority. The New Jersey Portfolio intends to be a "qualified investment fund" within the meaning of the New Jersey gross income tax act. The primary criteria for constituting a "qualified investment fund" are that (i) such fund is an investment company registered with the Securities and Exchange Commission which, for the calendar year in which the distribution is paid, has no investments other than interest-bearing obligations, obligations issued at a discount, and cash and cash items, including receivables, and financial options, futures, forward contracts, or other similar financial instruments relating to interest-bearing obligations, obligations issued at a discount or bond indexes related thereto and (ii) at the close of each quarter of the taxable year, such fund has not less than 80% of the aggregate principal amount of all of its investments, excluding financial options, futures, forward contracts, or other similar financial instruments relating to interest-bearing obligations, obligations issued at a discount or bond indexes related thereto to the extent such instruments are authorized under the regulated investment company rules under the Code, cash and cash items, which cash items shall include receivables, in obligations issued by or on behalf of the State of New Jersey or any county, municipally, school or other district, agency, authority, commission, instrumentality, public corporation (including one created or existing pursuant to agreement or compact with the State of New Jersey or any other state), body corporate and politic or other political subdivision of the State of New Jersey ("New Jersey State-Specific Obligations") or obligations which are free from New Jersey state or local taxation under any act of the State of New Jersey or under the laws of the United States ("U.S. Government Obligations"). Additionally, a qualified investment fund must comply with certain continuing reporting requirements.


THE DISTRIBUTOR
--------------------------------------------------------------------------------


The Fund is no longer offering shares of its Portfolios for sale. The Fund continues to redeem its shares on a continuing basis at their net asset value. In effecting sales of Fund shares under the Predecessor Distribution Agreements, the Predecessor Distributor, as agent for the Fund, solicited orders for the purchase of the Fund's shares. The Predecessor Distributor received revenues from the sale of Fund shares. With respect to the Class A shares of the Fund, the Predecessor Distributor received commission revenues consisting of that portion of the Class A sales charge remaining after the allowance by the Predecessor Distributor to investment dealers. For Class B shares, the Predecessor Distributor received any contingent sales load that applied. The applicable contingent deferred sales charge for the Class B shares is set forth in the Prospectus and is incorporated herein by reference.

The following table indicates the aggregate dollar amount of the sales charge for the Class A and B shares and the amount retained by the Predecessor Distributor for the last three fiscal years:

                                       Aggregate Dollar     Allowance or
                                       Amount of Sales    Compensation to
Portfolio                Fiscal Year   Charge Retained       Dealers
------------             -----------   ----------------   ---------------
New York                     2005      $         52,848   $       192,398
     Class A                 2004                17,113           200,274
                             2003                25,359           398,820
     Class B                 2005      $          2,399   $         6,352
                             2004                22,259            10,134
                             2003                13,177            70,452

New Jersey                   2005      $          4,082   $        13,221
                             2004                 1,672            22,548
                             2003                 4,986            61,010

Taxable                      2005      $          4,818   $        18,238
                             2004                 3,500            46,008
                             2003                14,650           186,971



In addition, pursuant to the Predecessor Distribution Agreement for the Class B shares of the New York Portfolio, the Distributor received an asset-based sales charge of 0.75% per annum of the Class B shares' average daily net assets to compensate the Predecessor Distributor for providing distribution assistance or for arranging for others to provide distribution assistance with respect to sales of the Class B shares. For the fiscal year ended November 30, 2005, the amount payable to the Predecessor Distributor by the Fund, on behalf of the New York Portfolio's Class B shares, pursuant to the Predecessor Distribution Agreement was $77,333, of which $38,947 was waived.


FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


The audited financial statements for the Fund for the fiscal year ended November 30, 2005, are incorporated by reference herein and are contained in the Fund's Annual Report, which is available upon request.

DESCRIPTION OF SECURITY RATINGS AND NOTES

Moody's Investors Service, Inc. ("Moody's")

Bonds

Aaa: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk. Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements may change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than Aaa bonds because margins of protection may not be as large or fluctuation of protective elements may be of greater amplitude, or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A: Bonds which are rated A possess many favorable investment attributes and are considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa: Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Moody's applies numerical modifiers (1, 2 and 3) in each generic rating classification from Aa through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; modifier 2 indicates a mid-range ranking; and modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Notes


Moody's ratings for state and tax-exempt notes and short-term loans are designated Moody's Investment Grade ("MIG"). The distinction is in recognition of the difference between short-term and long-term credit risk. Loans bearing the designation MIG-1 are of the best quality, enjoying strong protection by established cash flows of funds for their servicing or by established and broadbased access to the market for refinancing, or both. Loans bearing the designation MIG-2 are of high quality, with margins of protection ample although not as large as in the preceding group. Loans bearing the designation MIG-3 are of favorable quality, with all security elements accounted for but lacking the strength of the preceding grades. Market access for refinancing, in particular, is likely to be less well established. Notes bearing the designation MIG-4 are judged to be of adequate quality, carrying specific risk but having protection commonly regarded as required of an investment security and not distinctly or predominantly speculative.


Commercial Paper

Moody's Commercial Paper Ratings are opinions of the ability of issuers to repay punctually promissory senior debt obligations not having an original maturity in excess of one year. The designation Prime-1 or P-1 indicates the highest quality repayment capacity of the rated issue.

The designation Prime-2 or P-2 indicates that the issuer has a strong capacity for repayment of senior short-term promissory obligations. Earnings trends and coverage ratios, while sound, may be subject to some variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Issuers rated "Not Prime" do not fall within any of the Prime rating categories.

Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P")

Bonds

AAA: Bonds rated AAA are highest grade obligations. They possess the ultimate degree of protection as to principal and interest.

AA: Bonds rated AA also qualify as high-grade obligations and, in the majority of instances, differ from AAA issues only to a small degree.

A: Bonds rated A are regarded as upper medium grade. They have considerable investment strength but are not entirely free from adverse effects of changes in economic and trade conditions. Interest and principal are regarded as safe. They predominantly reflect money rates in their market behavior and, to some extent, economic conditions.

BBB: Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

Municipal Notes

SP-1: Very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

SP-2: Satisfactory capacity to pay principal and interest.

Commercial Paper

S&P Commercial Paper ratings are current assessments of the likelihood of timely payment of debts having an original maturity of no more than 365 days. Issues assigned A have the highest rating and are regarded as having the greatest capacity for timely payment. The A-1 designation indicates that the degree of safety regarding timely payment is very strong.

The ratings assigned by S&P may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within its major rating categories.

Description of Tax-Exempt Notes

Tax-Exempt Notes generally are used to provide for short-term capital needs and generally have maturities of one year or less. Tax-Exempt Notes include:

Tax Anticipation Notes: Tax Anticipation Notes are issued to finance working capital needs of municipalities. Generally, they are issued in anticipation of various seasonal tax revenue, such as income, sales, use and business taxes, and are payable from these specific future taxes.

Revenue Anticipation Notes: Revenue Anticipation Notes are issued in expectation of receipt of other kinds of revenue, such as federal revenues available under the Federal Revenue Sharing Programs.

Bond Anticipation Notes: Bond Anticipation Notes are issued to provide interim financing until long-term financing can be arranged. In most cases the long-term bonds then provide the money for the repayment of the Notes.

Construction Loan Notes: Construction Loan Notes are sold to provide construction financing. Permanent financing, the proceeds of which are applied to the payment of Construction Loan Notes, is sometimes provided by a commitment by the Government National Mortgage Association ("GNMA") to purchase the loan, accompanied by a commitment by the Federal Housing Administration to insure mortgage advances thereunder. In other instances, permanent financing is provided by commitments of banks to purchase the loan.

Tax-Exempt Commercial Paper

Issues of Tax-Exempt Commercial Paper typically represent short-term, unsecured, negotiable promissory notes. These obligations are issued by agencies of state and local governments to finance seasonal working capital needs of municipalities, or to provide interim construction financing and are paid from general revenues of municipalities, or are refinanced with long-term debt. In most cases, Tax-Exempt Commercial Paper is backed by letters of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or other institutions.

Fitch Ratings

Tax-Exempt Bonds

Fitch investment grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt in a timely manner.

The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer's future financial strength and credit quality.

Fitch ratings do not reflect any credit enhancement that may be provided by insurance policies or financial guaranties unless otherwise indicated.

Bonds that have the same rating are of similar but not necessarily identical credit quality since the rating categories do not fully reflect small differences in the degrees of credit risk.

Fitch ratings are not recommendations to buy, sell or hold any security. Ratings do not comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature or taxability of payments made in respect of any security.

Fitch ratings are based on information obtained from issuers, other obligors, underwriters, their experts and other sources Fitch believes to be reliable. Fitch does not audit or verify the truth or accuracy of such information. Ratings may be changed, suspended, or withdrawn as a result of changes in, or the unavailability of, information or for other reasons.

AAA: Bonds considered to be investment grade and of the highest grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA: Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

A: Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong but may be more vulnerable to adverse economic conditions and circumstances than bonds with higher ratings.

BBB: Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

Plus (+) Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the AAA category.

Tax-Exempt Notes and Commercial Paper

Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

The short-term rating places greater emphasis than a long-term rating on the existences of liquidity necessary to meet the issuer's obligations in a timely manner.

F-1+: Exceptionally strong credit quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1: Very strong credit quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than F-1+ issues.

F-2: Good credit quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned F-1+ and F-1 ratings.

F-3: Fair credit quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near-term adverse changes can cause these securities to be rated below investment grade.

                                                                      Appendix A


                        MERRILL LYNCH INVESTMENT MANAGERS
                      PROXY VOTING POLICIES AND PROCEDURES

Each Fund's Board of Trustees has delegated to the Manager authority to vote all proxies relating to the Fund's portfolio securities. The Manager has adopted policies and procedures (the "Proxy Voting Procedures") with respect to the voting of proxies related to the portfolio securities held in the account of one or more of its clients, including a Fund. Pursuant to these Proxy Voting Procedures, the Manager's primary objective when voting proxies is to make proxy voting decisions solely in the best interests of each Fund and its shareholders, and to act in a manner that the Manager believes is most likely to enhance the economic value of the securities held by the Fund. The Proxy Voting Procedures are designed to ensure that the Manager considers the interests of its clients, including each Fund, and not the interests of the Manager, when voting proxies and that real (or perceived) material conflicts that may arise between the Manager's interest and those of the Manager's clients are properly addressed and resolved.

In order to implement the Proxy Voting Procedures, the Manager has formed a Proxy Voting Committee (the "Committee"). The Committee is comprised of the Manager's Chief Investment Officer (the "CIO"), one or more other senior investment professionals appointed by the CIO, portfolio managers and investment analysts appointed by the CIO and any other personnel the CIO deems appropriate. The Committee will also include two non-voting representatives from the Manager's legal department appointed by the Manager's General Counsel. The Committee's membership shall be limited to full-time employees of the Manager. No person with any investment banking, trading, retail brokerage or research responsibilities for the Manager's affiliates may serve as a member of the Committee or participate in its decision making (except to the extent such person is asked by the Committee to present information to the Committee on the same basis as other interested knowledgeable parties not affiliated with the Manager might be asked to do so). The Committee determines how to vote the proxies of all clients, including a Fund, that have delegated proxy voting authority to the Manager and seeks to ensure that all votes are consistent with the best interests of those clients and are free from unwarranted and inappropriate influences. The Committee establishes general proxy voting policies for the Manager and is responsible for determining how those policies are applied to specific proxy votes, in light of each issuer's unique structure, management, strategic options and, in certain circumstances, probable economic and other anticipated consequences of alternate actions. In so doing, the Committee may determine to vote a particular proxy in a manner contrary to its generally stated policies. In addition, the Committee will be responsible for ensuring that all reporting and recordkeeping requirements related to proxy voting are fulfilled.

The Committee may determine that the subject matter of a recurring proxy issue is not suitable for general voting policies and requires a case-by-case determination. In such cases, the Committee may elect not to adopt a specific voting policy applicable to that issue. The Manager believes that certain proxy voting issues require investment analysis - such as approval of mergers and other significant corporate transactions - akin to investment decisions, and are, therefore, not suitable for general guidelines. The Committee may elect to adopt a common position for the Manager on certain proxy votes that are akin to investment decisions, or determine to permit the portfolio manager to make individual decisions on how best to maximize economic value for a Fund (similar to normal buy/sell investment decisions made by such portfolio managers). While it is expected that the Manager will generally seek to vote proxies over which the Manager exercises voting authority in a uniform manner for all the Manager's clients, the Committee, in conjunction with a Fund's portfolio manager, may determine that the Fund's specific circumstances require that its proxies be voted differently.

To assist the Manager in voting proxies, the Committee has retained Institutional Shareholder Services ("ISS"). ISS is an independent adviser that specializes in providing a variety of fiduciary-level proxy-related services to institutional investment managers, plan sponsors, custodians, consultants, and other institutional investors. The services provided to the Manager by ISS include in-depth research, voting recommendations (although the Manager is not obligated to follow such recommendations), vote execution, and recordkeeping. ISS will also assist the Fund in fulfilling its reporting and recordkeeping obligations under the Investment Company Act.

The Manager's Proxy Voting Procedures also address special circumstances that can arise in connection with proxy voting. For instance, under the Proxy Voting

Procedures, the Manager generally will not seek to vote proxies related to portfolio securities that are on loan, although it may do so under certain circumstances. In addition, the Manager will vote proxies related to securities of foreign issuers only on a best efforts basis and may elect not to vote at all in certain countries where the Committee determines that the costs associated with voting generally outweigh the benefits. The Committee may at any time override these general policies if it determines that such action is in the best interests of a Fund.

From time to time, the Manager may be required to vote proxies in respect of an issuer where an affiliate of the Manager (each, an "Affiliate"), or a money management or other client of the Manager, including investment companies for which the Manager provides investment advisory, administrative and/or other services (each, a "Client") is involved. The Proxy Voting Procedures and the Manager's adherence to those procedures are designed to address such conflicts of interest. The Committee intends to strictly adhere to the Proxy Voting Procedures in all proxy matters, including matters involving Affiliates and Clients. If, however, an issue representing a non-routine matter that is material to an Affiliate or a widely known Client is involved such that the Committee does not reasonably believe it is able to follow its guidelines (or if the particular proxy matter is not addressed by the guidelines) and vote impartially, the Committee may, in its discretion for the purposes of ensuring that an independent determination is reached, retain an independent fiduciary to advise the Committee on how to vote or to cast votes on behalf of the Manager's clients.

In the event that the Committee determines not to retain an independent fiduciary, or it does not follow the advice of such an independent fiduciary, the Committee may pass the voting power to a subcommittee, appointed by the CIO (with advice from the Secretary of the Committee), consisting solely of Committee members selected by the CIO. The CIO shall appoint to the subcommittee, where appropriate, only persons whose job responsibilities do not include contact with the Client and whose job evaluations would not be affected by the Manager's relationship with the Client (or failure to retain such relationship). The subcommittee shall determine whether and how to vote all proxies on behalf of the Manager's clients or, if the proxy matter is, in their judgment, akin to an investment decision, to defer to the applicable portfolio managers, Provided that, if the subcommittee determines to alter the Manager's normal voting guidelines or, on matters where the Manager's policy is case-by-case, does not follow the voting recommendation of any proxy voting service or other independent fiduciary that may be retained to provide research or advice to the Manager on that matter, no proxies relating to the Client may be voted unless the Secretary, or in the Secretary's absence, the Assistant Secretary of the Committee concurs that the subcommittee's determination is consistent with the Manager's fiduciary duties.

In addition to the general principles outlined above, the Manager has adopted voting guidelines with respect to certain recurring proxy issues that are not expected to involve unusual circumstances. These policies are guidelines only, and the Manager may elect to vote differently from the recommendation set forth in a voting guideline if the Committee determines that it is in a Fund's best interest to do so. In addition, the guidelines may be reviewed at any time upon the request of a Committee member and may be amended or deleted upon the vote of a majority of Committee members present at a Committee meeting at which there is a quorum.

The Manager has adopted specific voting guidelines with respect to the following proxy issues:

     . Proposals related to the composition of the Board of Directors of issuers other than investment companies. As a general matter, the Committee believes that a company's Board of Directors (rather than shareholders) is most likely to have access to important, nonpublic information regarding a company's business and prospects, and is, therefore, best-positioned to set corporate policy and oversee management. The Committee, therefore, believes that the foundation of good corporate governance is the election of qualified, independent corporate directors who are likely to diligently represent the interests of shareholders and oversee management of the corporation in a manner that will seek to maximize shareholder value over time. In individual cases, the Committee may look at a nominee's number of other directorships, history of representing shareholder interests as a director of other companies or other factors, to the extent the Committee deems relevant.

     . Proposals related to the selection of an issuer's independent auditors. As a general matter, the Committee believes that corporate auditors have a responsibility to represent the interests of shareholders and provide an independent view on the propriety of financial reporting decisions of corporate management. While the Committee will generally defer to a corporation's choice of auditor, in individual cases, the Committee may look at an auditors' history of representing shareholder interests as auditor of other companies, to the extent the Committee deems relevant.

     . Proposals related to management compensation and employee benefits. As a general matter, the Committee favors disclosure of an issuer's compensation and benefit policies and opposes excessive compensation, but believes that compensation matters are normally best determined by an issuer's board of directors, rather than shareholders. Proposals to "micro-manage" an issuer's compensation practices or to set arbitrary restrictions on compensation or benefits will, therefore, generally not be supported.

     . Proposals related to requests, principally from management, for approval of amendments that would alter an issuer's capital structure. As a general matter, the Committee will support requests that enhance the rights of common shareholders and oppose requests that appear to be unreasonably dilutive.

     . Proposals related to requests for approval of amendments to an issuer's charter or by-laws. As a general matter, the Committee opposes poison pill provisions.

     . Routine proposals related to requests regarding the formalities of corporate meetings.

     . Proposals related to proxy issues associated solely with holdings of investment company shares. As with other types of companies, the Committee believes that a fund's Board of Directors (rather than its shareholders) is best positioned to set fund policy and oversee management. However, the Committee opposes granting Boards of Directors authority over certain matters, such as changes to a fund's investment objective, which the Investment Company Act envisions will be approved directly by shareholders.

     . Proposals related to limiting corporate conduct in some manner that relates to the shareholder's environmental or social concerns. The Committee generally believes that annual shareholder meetings are inappropriate forums for discussion of larger social issues, and opposes shareholder resolutions "micromanaging" corporate conduct or requesting release of information that would not help a shareholder evaluate an investment in the corporation as an economic matter. While the Committee is generally supportive of proposals to require corporate disclosure of matters that seem relevant and material to the economic interests of shareholders, the Committee is generally not supportive of proposals to require disclosure of corporate matters for other purposes.

Information about how a Fund voted proxies relating to securities held in the Fund's portfolio during the most recent 12 month period ended June 30 is available without charge (1) at www.mutualfunds.ml.com and (2) on the Commission's web site at http://www.sec.gov.

--------------------------------------------------------------------------------







































--------------------------------------------------------------------------------

                           PART C -- OTHER INFORMATION


Item 23.         Exhibits
   (a)   Articles of Incorporation of the Registrant. (1)

 (a.1)   Articles Supplementary of the Registrant. (2)

   (b)   By-laws of the Registrant. (1)

 (b.1)   Amended and Restated By-laws of the Registrant. (3)

 (b.2)   Amended and Restated By-laws of the Registrant. (7)

   (c)   Form of certificate for shares of Common Stock, par value $.001 per share of the Registrant. (1)

   (d)   Interim Management Contract between the Registrant and Fund Asset Management, L.P., for the Lebenthal New
         York Municipal Bond Fund portfolio. (8)

 (d.1)   Interim Management Contract between the Registrant and Fund Asset Management, L.P., for the Lebenthal New
         Jersey Municipal Bond Fund portfolio. (8)

 (d.2)   Interim Management Contract between the Registrant and Fund Asset Management, L.P., for the Lebenthal
         Taxable Municipal Bond Fund portfolio. (8)

   (e)   Not applicable.

   (f)   Not applicable.

   (g)   Custody Agreement between the Registrant and State Street Bank and Trust Company (formerly
         IFTC). (4)

   (h)   Investment Accounting Agreement between the Registrant and State Street Bank and Trust Company
         (formerly IFTC). (4)

 (h.1)   Transfer Agency and Service Agreement between the Registrant and State Street Bank and Trust
         Company. (6)

 (h.2)   Administration Agreement between the Registrant and State Street Bank and Trust Company. (4)

   (i)   Not applicable.

   (j)   Not applicable.

   (k)   Not applicable.

   (l)   Subscription Agreement containing written assurances that the purchase of shares of the
         Registrant by Reich & Tang Asset Management L.P. was for investment purposes without any present intention of redeeming or reselling. (1)

   (m)   Amended and Restated Distribution and Service Plan pursuant to Rule 12b-1 for the Class A shares of the Lebenthal
         New York Municipal Bond Fund Portfolio of the Registrant. (8)

 (m.1)   Amended and Restated Distribution and Service Plan pursuant to Rule 12b-1 for the Class B shares of the Lebenthal
         New York Municipal Bond Fund Portfolio of the Registrant. (8)

 (m.2)   Amended and Restated Distribution and Service Plan pursuant to Rule 12b-1 for the Lebenthal New Jersey Municipal
         Bond Fund Portfolio of the Registrant. (8)

 (m.3)   Amended and Restated Distribution and Service Plan pursuant to Rule 12b-1 for the Lebenthal Taxable Municipal Bond
         Fund Portfolio of the Registrant. (8)

 (m.4)   Distribution Agreement between the Registrant and FAM Distributors, Inc. (8)

 (m.5)   Shareholder Servicing Agreement between the Registrant, on behalf of the Lebenthal New Jersey
         Municipal Bond Fund, and FAM Distributors, Inc. (8)

 (m.6)   Shareholder Servicing Agreement between Registrant, on behalf of the Lebenthal Taxable
         Municipal Bond Fund, and FAM Distributors, Inc. (8)

   (n)   Rule 18f-3 Multi-Class Plan . (5)

   (o)   Reserved.

   (p)   Code of Ethics of the Registrant, Fund Asset Management, L.P. and FAM Distributors, Inc. (8)

   (q)   Not applicable.



----------
(1)     Filed with Post-Effective Amendment No. 12 to the Registration Statement
        on March 31, 1997, and incorporated herein by reference.

(2) Filed with Post-Effective Amendment No. 19 to the Registration Statement on March 30, 2001, and incorporated herein by reference.

(3) Filed with Post-Effective Amendment No. 20 to the Registration Statement on February 1, 2002, and incorporated herein by reference.

(4)     Filed with Post-Effective Amendment No. 11 to said Registration
        Statement on March 29, 1996, and incorporated herein by reference.

(5) Filed with Post-Effective Amendment No. 21 to the Registration Statement on March 28, 2002, and incorporated herein by reference.

(6)     Filed with Post-Effective Amendment No. 22 to said Registration
        Statement on March 28, 2003, and incorporated herein by reference.

(7)     Filed with Post-Effective Amendment No. 24 to said Registration
        Statement on January 28, 2005, and incorporated herein by reference.

(8)     Filed herewith.


Item 24. Persons Controlled by or Under Common Control With Registrant


The Registrant does not control and is not under common control with any other person.

Item 25. Indemnification

        Except for the Articles of Incorporation, dated August 20, 1990 (the "Articles"), establishing the Registrant as a Maryland corporation under the laws of the State of Maryland, there is no contract, arrangement or statute under which any Director, officer, underwriter or affiliated person of the Registrant is insured or indemnified. The Articles provide that, subject to the requirements of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder, to the maximum extent permitted by the General Corporation Law of the State of Maryland as from time to time amended, the Registrant shall indemnify its currently acting and its former Directors and officers and those persons who, at the request of the Registrant, serve or have served another corporation, partnership, joint venture, trust or other enterprise in one or more of such capacities.

        Insofar as indemnification for liability arising under the Securities Act of 1933, as amended (the "1933 Act"), may be available to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Item 26. Business and Other Connections of Investment Adviser


Fund Asset Management, L. P. ("FAM") acts as the manager for a number of affiliated open-end and closed-end registered investment companies. Merrill Lynch Investment Advisers, L.P. ("MLIM") an affiliate of the Manager, acts as investment adviser for a number of affiliated open-end and closed-end registered investment companies.

The address of each of these registered investment companies is P.O. Box 9011, Princeton, New Jersey 08543-9011, except that the address of Merrill Lynch Funds for Institutions Series is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2665. The address of FAM, MLIM, Princeton Services, Inc. ("Princeton Services") and Princeton Administrators, L.P. ("Princeton Administrators") is also P.O. Box 9011, Princeton, New Jersey 08543-9011. The address of FAM Distributors, Inc. ("FAMD") is P.O. Box 9081, Princeton, New Jersey 08543-9081. The address of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Merrill Lynch & Co., Inc. ("ML & Co.") is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10080. The address of the Registrant's transfer agent, Financial Data Services, Inc. ("FDS"), is 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

Set forth below is a list of each executive officer and partner of the Manager indicating each business, profession, vocation or employment of a substantial nature in which each such person or entity has been engaged for at least the last two fiscal years for his, her or its own account or in the capacity of director, officer, partner or trustee. Additionally, Mr. Burke is Vice President and Treasurer of all or substantially all of the investment companies advised by FAM, MLIM or their affiliates, and Mr. Doll is President and/or Board member of all or substantially all of such companies.



                 Position(s)
                 with the
Name             Manager             Other Substantial Business, Profession, Vocation or Employment
---------------  ------------------  -------------------------------------------------------------------------------
ML & Co.         Limited Partner     Financial Services Holding Company; Limited Partner of MLIM

Princeton        General Partner     General Partner of MLIM
Services
                                     President of MLIM/FAM-advised funds; President of MLIM; Co-Head (Americas
                                     Region) of MLIM from 1999 to 2001; President and Director of Princeton

Robert C. Doll,  President           Services; President of Princeton Administrators; Chief Investment Officer of
Jr.                                  OppenheimerFunds, Inc., in 1999 and Executive Vice President thereof from 1991 to 1999

Donald C. Burke  First Vice
                 President and       First Vice President and Treasurer of MLIM; Senior Vice President, Director
                 Treasurer           and Treasurer of Princeton Services; Vice President of FAMD

Andrew J.        Senior Vice         Senior Vice President and General Counsel of MLIM; Senior Vice President,
Donohue          President and       General Counsel and Director of Princeton Services; Director and General
                 General Counsel     Counsel of FAMD

Alice A.         Secretary           Secretary of MLIM, Princeton Services and FAMD
Pellegrino


Item 27. Principal Underwriter


(a) FAM Distributors, Inc. ("FAMD") acts as the principal underwriter for each of the following open-end registered investment companies including the
Registrant: FDP Series, Inc., Financial Institutions Series Trust, Managed Account Series, Mercury Basic Value Fund, Inc., Mercury Funds II, Merrill Lynch Balanced Capital Fund, Inc., Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Bond Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Equity Dividend Fund, Merrill Lynch EuroFund, Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Equity Opportunities Fund, Merrill Lynch Global Financial Services Fund, Inc., Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch Inflation Protected Fund, Merrill Lynch International Fund of Mercury Funds, Inc., Merrill Lynch Latin America Fund, Inc., Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Natural Resources Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Principal Protected Trust, Merrill Lynch Ready Assets Trust, Merrill Lynch Real Investment Fund, Merrill Lynch Retirement Series Trust, FAM Series Fund, Inc., Merrill Lynch Short Term U.S. Government Fund, Inc., Merrill Lynch Value Opportunities Fund, Inc., Merrill Lynch U.S. Government Fund, Merrill Lynch U.S. High Yield Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utilities and Telecommunications Fund, Inc., FAM Variable Series Funds, Inc., Merrill Lynch World Income Fund, Inc. and The Asset Program, Inc. FAMD also acts as the principal underwriter for the following closed-end registered investment companies: Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Senior Floating Rate Fund II, Inc.

(b) Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081.

                        Position(s) and Office(s)   Position(s) and Office(s)
Name                    with FAMD                   with Registrant
----------------------  --------------------------  ----------------------------
Frank Porcelli          President and Director      None

Andrew J. Donohue       Director                    None

Michael G. Clark        Director                    None

Thomas J. Verage        Director                    None

Donald C. Burke         Vice President              Vice President and Treasurer

Stephen W. Mandella     Treasurer                   None

Daniel Dart             Director                    None

Alice A. Pellegrino     Secretary                   Secretary

(c) Not applicable.

Item 28. Location of Accounts and Records


        Accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder are maintained in the physical possession of the Registrant or State Street Bank and Trust Company, 801 Pennsylvania, Kansas City, Missouri 64104-1716, the Registrant's custodian; at State Street Bank and Trust Company, 801 Pennsylvania Kansas City, Missouri, 64104-1716, the Registrant's administrator; Boston Financial Data Services, the delegatee of State Street Bank and Trust Company, 330 West 9th Street, Kansas City, Missouri 64105, the Registrant's transfer agent, and at FAM Distributors, Inc., 800 Scudders Mill Road, Plainsboro, New Jersey, 08536, the Registrant's distributor.


Item 29. Management Services

        Not applicable.

Item 30. Undertakings

        Not applicable.

                                   SIGNATURES


        Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Plainsboro, and the State of New Jersey on the 6th day of April, 2006.



                                                     LEBENTHAL FUNDS, INC.

                                                     By: /s/ Alice A. Pellegrino
                                                         -----------------------
                                                         Alice A. Pellegrino
                                                         Secretary

                                  Exhibit Index

  (d) Interim Management Contract between the Registrant and Fund Asset Management, L.P. for the Lebenthal New York Municipal Bond Fund portfolio.

(d.1) Interim Management Contract between the Registrant and Fund Asset Management, L.P. for the Lebenthal New Jersey Municipal Bond Fund portfolio.

(d.2) Interim Management Contract between the Registrant and Fund Asset Management, L.P. for the Lebenthal Taxable Municipal Bond Fund portfolio.

  (m) Amended and Restated Distribution and Service Plan pursuant to Rule 12b-1 for the Class A shares of the Lebenthal New York Municipal Bond Fund portfolio of the Registrant.

(m.1) Amended and Restated Distribution and Service Plan pursuant to Rule 12b-1 for the Class B shares of the Lebenthal New York Municipal Bond Fund portfolio of the Registrant.

(m.2) Amended and Restated Distribution and Service Plan pursuant to Rule 12b-1 for the Lebenthal New Jersey Municipal Bond Fund portfolio of the Registrant.

(m.3) Amended and Restated Distribution and Service Plan pursuant to Rule 12b-1 for the Lebenthal Taxable Municipal Bond Fund portfolio of the Registrant.

(m.4)   Distribution Agreement between the Registrant and FAM Distributors, Inc.

(m.5) Shareholder Servicing Agreement between the Registrant, on behalf of the Lebenthal New Jersey Municipal Bond Fund and FAM Distributors, Inc.

(m.6) Shareholder Servicing Agreement between the Registrant, on behalf of the Lebenthal Taxable Municipal Bond Fund and FAM Distributors, Inc.

  (p) Code of Ethics of the Registrant, Fund Asset Management, L.P. and FAM Distributors, Inc.